The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and they are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
File pursuant to rule 424B(7)
Registration No.: 333-237838
SUBJECT TO COMPLETION, DATED FEBRUARY 23, 2021
PROSPECTUS SUPPLEMENT
(To Prospectus dated April 24, 2020)

TRONOX HOLDINGS PLC
17,000,000 Ordinary Shares
Exxaro Resources Limited (“Exxaro” or the “selling shareholder”) is offering 17,000,000 of our ordinary shares pursuant to this prospectus supplement and the accompanying prospectus. We will not receive any proceeds from the sale of our ordinary shares by the selling shareholder.
Our ordinary shares are listed on The New York Stock Exchange (the “NYSE”) under the symbol “TROX.” On February 22, 2021, the last sale price of our ordinary shares as reported on the NYSE was $20.90 per share.
Investing in our ordinary shares involves a number of risks. See “Risk Factors” beginning on page S-6 of this prospectus supplement and in our other filings with the Securities and Exchange Commission (the “SEC”) incorporated by reference in this prospectus supplement or the accompanying prospectus to read about factors you should consider before buying our ordinary shares.
Neither the SEC nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
	Per Share	Total
Public offering price	$	$
Underwriting discount(1)	$	$
Proceeds, before expenses, to selling shareholder	$	$
(1)	Please see the section entitled “Underwriting” for a complete description of the compensation payable to the underwriters.
To the extent that the underwriters sell more than 17,000,000 ordinary shares, the underwriters have the option to purchase, within 30 days from the date of this prospectus supplement, up to an additional 2,550,000 ordinary shares from the selling shareholder at the public offering price less the underwriting discount.
The underwriters expect to deliver the ordinary shares on or about February  , 2021.
Joint Book-Running Managers
J.P. Morgan	BofA Securities	Deutsche Bank Securities	Morgan Stanley
The date of this prospectus supplement is February   , 2021

Prospectus Supplement
Prospectus
We are responsible for the information contained and incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free-writing prospectus we prepare or authorize. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. We, the selling shareholder and the underwriters are not offering to sell, and not seeking offers to buy, our ordinary shares in jurisdictions where offers and sales thereof are not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus or in any free writing prospectus we may authorize to be delivered to you is accurate only as of their respective dates or on the date or dates which are specified in such documents, and that any information in documents that we have incorporated by reference is accurate only as of the date of such document incorporated by reference. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.
S-i

About this Prospectus Supplement
This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we and the selling shareholder may sell the securities described in the accompanying prospectus from time to time. In this prospectus supplement, we provide you with specific information about the ordinary shares the selling shareholder is selling in this offering and about the offering itself. Both this prospectus supplement and the accompanying prospectus include or incorporate by reference important information about us and other information you should know before investing in the ordinary shares. This prospectus supplement also adds, updates and changes information contained or incorporated by reference in the accompanying prospectus. To the extent that any statement we make in this prospectus supplement is inconsistent with the statements made in the accompanying prospectus, the statements made in the accompanying prospectus are deemed modified or superseded by the statements made in this prospectus supplement. You should read both this prospectus supplement and the accompanying prospectus, as well as the additional information in the documents described below under the heading “Where You Can Find More Information,” before investing in the ordinary shares.
Unless the context otherwise requires, the terms the “Company,” “we,” “us,” “our” or similar terms and “Tronox” refer to Tronox Holdings plc and its consolidated subsidiaries.
All amounts herein are set forth in U.S. Dollars unless otherwise stated.
S-ii

Cautionary Note Regarding Forward-Looking Statements
This prospectus supplement, the accompanying prospectus and any documents incorporated by reference may contain or incorporate by reference statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. You can typically identify forward-looking statements by the use of forward-looking words, such as “may,” “will,” “should,” “could,” “would,” “predicts,” “future,” “project,” “believe,” “anticipate,” “expect,” “estimate,” “continue,” “potential,” “plan,” “aim,” “seek,” “forecast,” “proposed” and other similar words. Our actual results, performance or achievements could be materially different from the results expressed in, or implied by, forward-looking statements. Forward-looking statements are subject to risks and uncertainties, including but not limited to the risks described in this prospectus supplement, the accompanying prospectus supplement and any documents incorporated by reference, including the “Risk Factors” sections of this prospectus supplement, the accompanying prospectus and our reports and other documents filed with the SEC. When considering forward-looking statements, you should keep in mind the risks, uncertainties and other cautionary statements made in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference.
Factors that may cause such differences include, but are not limited to:
•	the risk that our customers might reduce demand for our products;
•
market conditions and price volatility for titanium dioxide (“TiO2”), zircon and other feedstock products, as well as global and regional economic downturns, that adversely affect the demand for our end-use products;

•
potential risks and uncertainties relating to the ultimate geographic spread of COVID-19, the severity of the disease, the effectiveness of treatments and vaccines and the duration of the COVID-19 outbreak, including potential material adverse effects on our business, financial condition and results of operations;

•	actions that may be taken by governmental authorities to contain the COVID-19 outbreak or to treat its impact on our business, including the failure to implement additional stimuluses;
•	the potential negative impacts of COVID-19 on the global economy and financial markets;
•	the possibility that Chinese production of chloride technology and improvements in product quality may occur more quickly than anticipated;
•	changes in prices or supply of energy or other raw materials;
•	liability, production delays and additional expenses from environmental and industrial accidents;
•	production curtailments, shutdowns or additional expenditures resulting from equipment upgrades, equipment failures and deterioration of assets;
•	the possibility that cybersecurity incidents or other security breaches may seriously impact our results of operations and financial condition;
•	risks of operating a global business;
•	political and social instability, and unrest, in the Middle East region;
•	economic conditions and regulatory changes following the U.K.'s exit from the E.U. could adversely impact our operations, operating results and financial condition;
•	fluctuations in currency exchange rates;
•	the risk that the agreements governing our debt may restrict our ability to operate our business in certain ways, as well as impact our liquidity;
•	our inability to obtain additional capital on favorable terms;
•	the risk that we may not realize expected investment returns on our capital expenditure projects;
S-iii

•
an unpredictable regulatory environment in South Africa where we have significant mining and beneficiation operations, including amendments by the South African Department of Mineral Resources to the Mining Charter;

•
unanticipated costs or liabilities, including the classification of TiO2 as a Category 2 Carcinogen in the E.U., as a result of compliance with, or claims under environmental, health and safety regulations;

•	the risk that our ability to use our tax attributes to offset future income may be limited;
•
concentrated share ownership in the hands of The National Titanium Dioxide Company Ltd. (“Cristal”), which may result in conflicts of interest and/or prevent minority shareholders from influencing the Company;

•	impact of English law and our articles of association on our ability to manage our capital structure flexibly and the anti-takeover protections incorporated into our articles of association; and
•
other factors discussed in our filings with the SEC, including in our Annual Report on Form 10-K for the year ended December 31, 2020 (the “2020 Form 10-K”), under the heading “Risk Factors” and elsewhere therein.

There can be no assurance that other factors not currently anticipated by us will not materially and adversely affect our business, financial condition and results of operations. You are cautioned not to place undue reliance on any forward-looking statements made by us or on our behalf. Please take into account that forward-looking statements speak only as of the date of this prospectus supplement or, in the case of the accompanying prospectus or documents incorporated by reference, the date of any such document. Except as required by applicable law, we do not undertake any obligation to publicly correct or update any forward-looking statement.
S-iv

Summary
This summary highlights information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. Because this is a summary, it may not contain all of the information that is important to you. Before making an investment decision, you should read the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference, including the section entitled “Risk Factors” in this prospectus supplement and Part I, Item 1A “Risk Factors” in our 2020 Form 10-K (as such risk factors may be updated from time to time in our public filings incorporated by reference herein).
About Tronox
Tronox is a public limited company incorporated under the laws of the England and Wales. We are the world’s leading vertically integrated manufacturer of TiO2 pigment. We operate titanium-bearing mineral sand mines and beneficiation and smelting operations in Australia, South Africa and Brazil to produce feedstock materials that can be processed into TiO2 for pigment, high purity titanium chemicals, including titanium tetrachloride, and ultrafine TiO2 used in certain specialty applications. It is our long-term strategic goal to be vertically integrated and consume all our feedstock materials in our nine TiO2 pigment facilities located in the United States, Australia, Brazil, the United Kingdom, France, the Netherlands, China and the Kingdom of Saudi Arabia. We believe that vertical integration is the best way to achieve our ultimate goal of delivering low cost, high-quality pigment to our approximately 1,200 TiO2 customers throughout the world. The mining, beneficiation and smelting of titanium bearing mineral sands also creates meaningful quantities of zircon, which we also supply to customers around the world.
Our principal executive offices are located at 263 Tresser Boulevard, Suite 1100, Stamford, Connecticut 06901, and Laporte Road, Stallingborough, Grimsby, North East Lincolnshire DN40 2PR United Kingdom, and our telephone number is (203) 705-3800. We maintain a website at http://www.tronox.com. This reference to our website is an inactive textual reference only, and is not a hyperlink. The information on our website is not incorporated by reference in this prospectus supplement or the accompanying prospectus, and you should not consider it a part of this prospectus supplement or the accompanying prospectus.

Recent Developments
In connection with the Company’s acquisition in 2012 of Exxaro’s mineral sands business, Exxaro was granted a “flip in” right such that following the occurrence of certain events, Exxaro could exercise a put option, or we could exercise a call option, whereby Exxaro exchanges its 26% shareholding in our South African operating subsidiaries which hold our material mining licenses (the “South African Subsidiaries Interest”) for an additional 7,246,035 of our ordinary shares. On November 26, 2018, we, certain of our subsidiaries and Exxaro entered into the Exxaro Mineral Sands Transaction Completion Agreement which amended the “flip in” rights granted to Exxaro to accelerate the occurrence of the “flip in” upon satisfaction of certain conditions, which have now been satisfied. Concurrently with this offering, we have exercised our call option to complete the “flip in” transaction, pursuant to which the Company will issue to Exxaro 7,246,035 new ordinary shares in exchange for Exxaro’s South African Subsidiaries Interest. This offering includes those ordinary shares.
On February 22, 2021, we announced the launch of a possible refinancing (the “Refinancing”) of (a) Tronox’s First Lien Term Loan Credit Agreement, dated as of September 22, 2017 (as amended, the “Existing Term Loan Facility” ), with a new term loan facility (the “New Term Loan Facility”), and (b) Tronox’s Revolving Syndicated Facility Agreement, dated as of September 22, 2017 (as amended, the “Existing ABL Facility”), with a new cash flow revolving facility (the “New Revolving Facility” and, together with the New Term Loan Facility, the “New Facilities”). While we expect to consummate the Refinancing in early March 2021, there can be no assurances that the New Facilities will be obtained or consummated. We intend to use the net proceeds from the New Term Loan Facility plus cash on hand to, among other things, pay down debt under the Existing Term Loan Facility and payoff all debt, and terminate all commitments, under the Existing ABL Facility.
In addition, we intend to, in the near term, launch an unregistered offering of senior unsecured notes (the “New Notes”). If so launched, the New Notes would be offered pursuant to a separate offering memorandum and nothing contained in this prospectus supplement or the accompanying prospectus shall constitute an offer to sell or a solicitation of an offer to buy our New Notes. If such offering is launched and successful, we would expect to use the net proceeds from the offering of the New Notes to redeem all of our outstanding Senior Notes due 2026 (the “2026 Notes”) and to repay accrued interest and expenses. This statement is not a notice of redemption with respect to the 2026 Notes.
We cannot give any assurance that these transactions will be consummated on the terms proposed, or at all. None of these transactions is conditioned on the completion of this offering, and this offering is not conditioned on the completion of any of these transactions.

The Offering
Number of ordinary shares offered by the selling shareholder:
17,000,000 ordinary shares (or 19,550,000 ordinary shares if the underwriters exercise in full their option to purchase additional ordinary shares).
Number of ordinary shares outstanding after this offering
150,803,514 ordinary shares after giving effect to the “flip in” transaction described in “Summary—Recent Developments.”(1)
Underwriters’ option
The selling shareholder has granted the underwriters a 30-day option to purchase up to 2,550,000 additional ordinary shares at the public offering price, less the underwriting discount.
Voting rights
Each ordinary share has one vote for every share held. For more information, see “Description of Ordinary Shares” in the accompanying prospectus.
Use of proceeds
We will not receive any of the proceeds from the sale of ordinary shares by the selling shareholder.
Selling shareholder
The selling shareholder has certain rights under the new shareholder’s deed between us and Exxaro, dated March 14, 2019. For more information, see our Current Report on Form 8-K filed with the SEC on March 27, 2019, which is incorporated by reference in this prospectus supplement and the accompanying prospectus.
Listing
Our ordinary shares are listed on the NYSE under the symbol “TROX.”
Risk factors
You should carefully read and consider the information set forth under “Risk Factors” and any risk factors described in the documents we incorporate by reference, as well as all the other information set forth in this prospectus supplement, the accompanying prospectus and in the documents we incorporate by reference, before investing in our ordinary shares.

(1)
The number of ordinary shares shown to be outstanding after this offering is based on 143,557,479 ordinary shares outstanding as of December 31, 2020 and gives effect to the 7,246,035 ordinary shares issued as part of the “flip in” transaction (but without giving effect to any other adjustments subsequent to December 31, 2020). In this prospectus supplement, unless otherwise indicated, the number of ordinary shares to be sold by the selling shareholder and the other information based thereon assumes no exercise of the underwriters’ option to purchase additional ordinary shares from the selling shareholder and does not reflect:

•	8,505,796 ordinary shares issuable in connection with equity awards outstanding under the Tronox Holdings plc Amended and Restated Management Equity Incentive Plan (the “Plan”); and
•	8,755,422 ordinary shares available for issuance in connection with future equity awards under the Plan.

Summary Consolidated Historical Financial Data of Tronox
The following table sets forth our summary consolidated financial data as of and for the years ended December 31, 2020, 2019 and 2018. It was derived from our consolidated historical financial statements and related notes appearing in our 2020 Form 10-K, which is incorporated by reference into this prospectus supplement and the accompanying prospectus. We prepare our financial statements in accordance with U.S. GAAP.
Our historical financial data may not be indicative of the results of operations or financial position to be expected in the future.
(Millions of U.S. Dollars, except share amounts)	Reported Amounts Year Ended December 31,
Statement of Operations Data:	2020	2019	2018
Net sales	$2,758	$2,642	$1,819
Cost of goods sold	2,137	2,159	1,321
Contract loss	—	19	—
Gross profit	621	464	498
Selling, general and administrative expenses	347	347	267
Restructuring	3	22	—
Impairment loss	—	—	31
Income from operations	271	95	200
Interest expense	(189)	(201)	(193)
Interest income	8	18	33
Loss on extinguishment of debt	(2)	(3)	(30)
Other income, net	26	3	33
(Loss) income from continuing operations before income taxes	114	(88)	43
Income tax provision	881	(14)	(13)
Net (loss) income from continuing operations	995	(102)	30
Net income (loss) from discontinued operations, net of tax	—	5	—
Net (loss) income	995	(97)	30
Net income attributable to noncontrolling interest	26	12	37

Net loss attributable to Tronox Holdings plc	$969	$(109)	$(7)

Net (loss) income per share, basic:
Continuing operations	$6.76	$(0.81)	$(0.06)
Discontinued operations	$—	$0.03	$—
Net (loss) income per share, basic	$6.76	$(0.78)	$(0.06)

Net (loss) income per share, diluted:
Continuing operations	$6.69	$(0.81)	$(0.06)
Discontinued operations	$—	$0.03	$—
Net (loss) income per share, diluted	$6.69	$(0.78)	$(0.06)

Weighted average shares outstanding, basic (in thousands)	143,355	139,859	122,881
Weighted average shares outstanding, diluted (in thousands)	144,906	139,859	122,881

See notes to consolidated financial statements in our 2020 Form 10-K

(Millions of U.S. Dollars, except per share amounts)	At December 31,
Balance Sheet Data:	2020	2019	2018
Balance Sheet Data:
Working capital	$1,724	$1,371	$2,244
Total assets	$6,568	$5,268	$4,642
Long-term debt, net	$3,263	$2,988	$3,139
Total equity	$1,871	$916	$862
Supplemental Information:
Depreciation, depletion and amortization expense	$304	$280	$195
Capital expenditures	$195	$198	$117
Dividends per share	$0.28	$0.18	$0.18
See notes to consolidated financial statements in our 2020 Form 10-K

Risk Factors
An investment in our ordinary shares involves a number of risks. You should carefully consider all the information set forth in this prospectus supplement and the accompanying prospectus and incorporated by reference herein and therein before deciding to invest in the ordinary shares. In particular, we urge you to consider carefully the factors set forth below, in the section entitled “Cautionary Note Regarding Forward-Looking Statements” and under Part 1, Item 1A “Risk Factors” in our 2020 Form 10-K (as such risk factors may be updated from time to time in our public filings incorporated by reference herein), which is incorporated by reference herein. Any of these risks could materially and adversely affect our business, financial condition and results of operations and the actual outcome of matters as to which forward-looking statements are made in this prospectus supplement, the accompanying prospectus and the documents incorporated herein. While we believe we have identified and discussed below, in the accompanying prospectus and in the documents incorporated by reference herein and therein the material risks affecting our business, such risks may not be necessarily set forth in the order of their importance, and there may be additional risks and uncertainties that we do not presently know or that we do not currently believe to be material that may adversely affect our business, financial condition and results of operations in the future.
Risks Related to Ownership of Our Ordinary Shares
Our share price has fluctuated in the past and may fluctuate in the future. Accordingly, you may not be able to resell your ordinary shares at or above the price at which you purchased them.
The trading price of our ordinary shares has fluctuated in the past. The trading price of our ordinary shares could fluctuate significantly in the future and could be negatively affected in response to various factors, including:
•	the impact of the ongoing COVID-19 pandemic;
•	market conditions in the broader stock market in general;
•	our ability to make investments with attractive risk-adjusted returns;
•	market perception of our current and projected financial condition, potential growth, future earnings and future cash dividends;
•	announcements we make regarding dividends;
•	actual or anticipated fluctuations in our quarterly financial and operating results;
•	additional offerings of our ordinary shares or equity-linked securities;
•	actions by rating agencies;
•	short sales of our ordinary shares;
•	any decision to pursue a distribution or disposition of a meaningful portion of our assets;
•	issuance of new or changed securities analysts’ reports or recommendations;
•	market perception or media coverage of us, other similar companies or the outlook of the markets and industries in which we compete;
•	major reductions in trading volumes on the exchanges on which we operate;
•	legislative or regulatory developments, including changes in the status of our regulatory approvals or licenses; and
•	litigation and governmental investigations.
These and other factors may cause the market price and demand for our ordinary shares to fluctuate substantially, which may negatively affect the price or liquidity of our ordinary shares.
When the market price of a stock has been volatile or has decreased significantly in the past, holders of that stock have, at times, instituted securities class action litigation against the company that issued the stock. If any of our shareholders brought a lawsuit against us, we could incur substantial costs defending, settling or paying any resulting judgments related to the lawsuit. Such a lawsuit could also divert the time and attention of our management from our business and hurt our share price.
Future sales and issuances of our ordinary shares could reduce the market price of our ordinary shares.
Sales of our ordinary shares or other securities in the public or private market, or the perception that these sales may occur (including by the selling shareholder), could cause the market price of our ordinary shares to decline. The selling shareholder intends to sell the remainder of its shares over time following this offering. Any such sales could also impair our ability to raise additional capital through the sale of our equity securities. We may also acquire interests in other companies by using a combination of cash and our ordinary shares or just our ordinary shares. The directors of the Company have been authorized by way of a shareholder resolution passed at a general meeting of the Company held on February 25, 2019, for a period of five years, to allot shares in the Company, or to grant rights to subscribe for or to convert or exchange any security into shares in the Company, up to an aggregate nominal amount (i.e., par value) of US$5,000,000 and pre-emption rights in respect of such allotments have also been authorized. We cannot predict the size of future issuances of our ordinary shares or preference shares or other securities or the effect, if any, that future sales and issuances of ordinary shares and other securities would have on the market price of our ordinary shares. Any of these events may dilute your ownership interest in our company and have an adverse impact on the price of our ordinary shares.
If securities analysts do not publish research or reports about our business or if they downgrade the Company or our sector, the price of our ordinary shares could decline.
The trading market for our ordinary shares depends in part on the research and reports that industry or financial analysts publish about us or our business. We do not influence or control the reporting of these analysts. If one or more of the analysts who do cover us downgrade or provide a negative outlook on our Company or our industry, or the stock of any of our competitors, the price of our ordinary shares could decline. If one or more of these analysts ceases coverage of the Company, we could lose visibility in the market, which in turn could cause the price of our ordinary shares to decline.
We have existing indebtedness and our ordinary shares rank junior to all of our consolidated liabilities.
In the event of a bankruptcy, liquidation, dissolution or winding up, our assets will be available to pay obligations on our ordinary shares only after all of our consolidated liabilities have been paid. In the event of a bankruptcy, liquidation, dissolution or winding up, there may not be sufficient assets remaining, after paying our and our subsidiaries’ liabilities, to pay any amounts with respect to the ordinary shares then outstanding. We have a significant amount of indebtedness, which amounted to approximately $3.3 billion at December 31, 2020. Please see “Summary—Recent Developments” and “Capitalization” in this prospectus supplement for additional information. We may also take on additional long-term debt and working capital lines of credit to meet future financing needs, subject to certain restrictions under the terms of our existing indebtedness.
Risk Factors Relating to Us and Our Business
We are, and will continue to be, subject to the risks described in the section entitled “Risk Factors” in our 2020 Form 10-K, as updated by other reports filed with the SEC, which are incorporated by reference into this prospectus supplement and the accompanying prospectus. For additional information, see the section entitled “Where You Can Find More Information.”

Use of Proceeds
The selling shareholder will receive all of the net proceeds from the sale of shares of our ordinary shares it is offering pursuant to this prospectus supplement and the accompanying prospectus. The aggregate proceeds to the selling shareholder from the sale of shares of ordinary shares will be the purchase price of the ordinary shares less discounts and commissions, if any. We will not receive any of the proceeds from the sale of ordinary shares by the selling shareholder, including from any exercise by the underwriters of their option to purchase additional ordinary shares.

Capitalization
The following sets forth our cash and cash equivalents and capitalization as of December 31, 2020. Subsequent to December 31, 2020, and as more fully set forth in “Summary—Recent Developments,” we have exercised our “flip in” rights with Exxaro and we announced the launch of the Refinancing, our intention to complete the Refinancing and that we may launch an offering of the New Notes.
You should read this table in conjunction with “Summary—Summary Consolidated Historical Financial Data of Tronox” in this prospectus supplement and “Management's Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements in our 2020 Form 10-K.
(Millions of U.S. Dollars, except share amounts)	December 31, 2020
Cash and Cash Equivalents	$619
Long-term Debt:
Existing Term Loan Facility, net of unamortized discount(1)	1,607
Senior Notes due 2025	450
Senior Notes due 2026(2)	615
6.5% Senior Secured Notes due 2025	500
Standard Bank Term Loan Facility	115
Tikon Loan	17
Australian Government Loan, net of unamortized discount	1
Other Debt	51
Total Long-term Debt	3,356
Shareholders’ Equity:
Tronox Holdings plc ordinary shares, par value $0.01, 143,557,479 shares issued and outstanding at December 31, 2020(3)	1
Capital in excess of par value	1,873
Retained Earnings	434
Accumulated other comprehensive Loss	(610)
Total Tronox Holdings plc shareholders’ equity(4)	1,698
Noncontrolling interest(4)	173
Total Capitalization	$ 5,227
(1)	As discussed in “Summary—Recent Developments,” we announced the Refinancing of the Existing Term Loan Facility with the New Term Loan Facility, which refinancing is expected to close in March 2021.
(2)
As discussed in “Summary—Recent Developments,” we may launch an offering of our New Notes, the net proceeds of which we would expect to use to redeem all of our outstanding 2026 Notes if the launch is successful. This statement is not a notice of redemption with respect to the 2026 Notes.

(3)
The number of ordinary shares issued and outstanding as of December 31, 2020 after giving effect to the “flip in” transaction (but without giving effect to any other adjustments subsequent to December 31, 2020) is 150,803,514. Please see “Summary—Recent Developments” and “Selling Shareholder” in this prospectus supplement for more information.

(4)
As discussed in “Summary—Recent Developments," concurrently with this offering, we have exercised our call option to complete the "flip in" transaction, pursuant to which the Company will issue to Exxaro 7,246,035 new ordinary shares in exchange for Exxaro's South African Subsidiaries Interest.

Selling Shareholder
The following table and accompanying footnotes set forth information regarding the beneficial ownership of the selling shareholder of our ordinary shares as of December 31, 2020 after giving effect to the “flip in” transaction, as described in “Summary—Recent Developments,” before and after giving effect to this offering by the selling shareholder.
The number of ordinary shares issued and outstanding as of December 31, 2020 after giving effect to the “flip in” transaction (but without giving effect to any other adjustments subsequent to December 31, 2020) is 150,803,514.
For further information regarding material relationships and transactions between us and the selling shareholder, see Note 24 to notes to consolidated financial statements in our 2020 Form 10-K which is incorporated by reference in this prospectus supplement and the accompanying prospectus.
Beneficial ownership is determined in accordance with the rules of the SEC.
	Prior to this Offering		This Offering		After this Offering
			Assuming underwriters’ option to purchase additional Ordinary Shares is not exercised	Assuming underwriters’ option to purchase additional Ordinary Shares is exercised in full	Assuming underwriters’ option to purchase additional Ordinary Shares is not exercised		Assuming underwriters’ option to purchase additional Ordinary Shares is exercised in full
Name of Beneficial Owner	Number of Ordinary Shares Beneficially Owned(1)	% of Total Owned(2)	Number of Ordinary Shares Offered	Number of Ordinary Shares Offered	Number of Ordinary Shares Beneficially Owned	% of Total Owned(2)	Number of Ordinary Shares Beneficially Owned	% of Total Owned(2)
Exxaro Resources Limited The ConneXXion 263B West Avenue Die Hoewes Centurion, 0163 South Africa	21,975,315	14.6%	17,000,000	19,550,000	4,975,315	3.3%	2,425,315	1.6%
(1)	After giving effect to the “flip in” transaction described in “Summary—Recent Developments.”
(2)
Calculated by using a denominator of 150,803,514, the number of ordinary shares issued and outstanding as of December 31, 2020 after giving effect to the “flip in” transaction (but without giving effect to any other adjustments subsequent to December 31, 2020). Please see “Summary—Recent Developments” in this prospectus supplement for more information.

Material United States Federal Income Tax Considerations Relevant to U.S. Holders of Our Ordinary Shares
The following is a discussion of the material United States federal income tax considerations relating to the acquisition, ownership and disposition of our ordinary shares by a U.S. Holder (as defined below). This description addresses only the United States federal income tax considerations to U.S. Holders that are initial purchasers of ordinary shares pursuant to the offer and that will hold such ordinary shares as capital assets for United States federal income tax purposes. This description does not address differing tax considerations applicable to holders that may be subject to special tax rules, including:
•	banks, financial institutions, and insurance companies;
•	real estate investment trusts, regulated investment companies, and grantor trusts;
•	brokers or dealers in securities or currencies;
•	traders in securities electing to mark to market;
•	tax-exempt entities;
•	U.S. expatriates;
•	nonresident alien individuals present in the United States for more than 182 days in a taxable year;
•	persons that received ordinary shares as compensation for the performance of services;
•
persons that will hold ordinary shares as part of a “hedging,” “conversion” or “constructive sale” transaction or as a position in a “straddle” for United States federal income tax purposes, or as part of a “synthetic security” or other integrated financial transaction;

•	partnerships (or other entities or arrangements that are treated as partnerships for United States federal income tax purposes), and partners therein;
•	S-corporations;
•	U.S. Holders (as defined below) whose “functional currency” is not the U.S. dollar; and
•	holders that own or are treated as owning ten percent or more of the Company’s ordinary shares, by vote or value.
This discussion does not purport to be a complete analysis of all of the potential U.S. federal income tax considerations that may be relevant to U.S. Holders, as defined below, in light of their particular circumstances. Moreover, this description does not address consequences under the United States federal estate, gift or alternative minimum tax laws, the Medicare contribution tax applicable to net investment income of certain non-corporate U.S. Holders or any state, local or foreign tax consequences of the acquisition, ownership and disposition of ordinary shares.
This description is based on provisions of the Internal Revenue Code of 1986, as amended (the “Code”), existing, proposed and temporary United States Treasury Regulations and judicial and administrative interpretations thereof, in each case as in effect and available on the date hereof, and the Convention Between the Government of the United States of America and the Government of the United Kingdom of Great Britain and Northern Ireland for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Income and on Capital Gains dated July 24, 2001 (as amended by any subsequent protocols, including the protocol of July 19, 2002) (the “Treaty”). All of the foregoing authorities are subject to change at any time, which change could apply retroactively and could affect the tax consequences described below. There can be no assurances that the U.S. Internal Revenue Service (“IRS”) will not take a different position concerning the tax consequences of the acquisition, ownership and disposition of ordinary shares or that such a position would not be sustained.

As used herein, a “U.S. Holder” is a beneficial owner of ordinary shares that is, for United States federal income tax purposes, a citizen or resident of the United States or a domestic corporation or that otherwise is subject to U.S. federal income taxation on a net income basis in respect of the ordinary shares and that is fully eligible for benefits under the Treaty.
You should consult your tax advisor with respect to the United States federal, state, local and foreign tax consequences of acquiring, owning and disposing of ordinary shares.
Distributions
Subject to the discussion below under “—Passive foreign investment company considerations,” the gross amount of any distribution of cash or property with respect to our ordinary shares will generally be includible in your taxable income as ordinary dividend income to the extent of our current or accumulated earnings and profits (computed using U.S. federal income tax principles), with the excess treated as a non-taxable return of capital to the extent of your adjusted tax basis in the ordinary shares and, thereafter, as capital gain. Because we do not maintain calculations of our earnings and profits under U.S. federal income tax principles, you should expect that distributions generally will be treated as dividends. Dividends paid to corporate U.S. Holders will not be eligible for the dividends received deduction allowed to U.S. corporations.
Dividends paid on the ordinary shares to non-corporate U.S. Holders (including individuals) will be eligible for reduced rates of taxation if certain holding period requirements and other conditions are satisfied and the dividends are “qualified dividends.” Dividends paid on the ordinary shares generally will be qualified dividends if:
•
the shares are readily tradable on an established securities market in the United States or we are eligible for benefits under a comprehensive U.S. income tax treaty that the U.S. Treasury has determined is satisfactory for these purposes and includes an exchange of information program; and

•
we were not, in the year prior to the year in which the dividend was paid, and are not, in the year in which the dividend is paid, a passive foreign investment company (a “PFIC”). See “—Passive foreign investment company considerations” below.

The ordinary shares are listed on the NYSE, and will qualify as readily tradable on an established securities market in the United States so long as they are so listed. In addition, the U.S. Treasury has determined that the Treaty meets the requirements for reduced rates of taxation, and we believe we are eligible for the benefits of the Treaty. Based on our audited financial statements and relevant market and shareholder data, we believe that we were not treated as a PFIC for U.S. federal income tax purposes with respect to our 2020 taxable year. In addition, based on our audited financial statements and our current expectations regarding the value and nature of our assets, the sources and nature of our income, and relevant market and shareholder data, we do not anticipate becoming a PFIC for our 2021 taxable year or in the foreseeable future. As a result, we currently believe that dividends paid with respect to our ordinary shares would constitute qualified dividend income for United States federal income tax purposes. U.S. Holders are urged to consult their tax advisors regarding the availability of the preferential dividend tax rates in light of their own particular circumstances.
Dividends paid to U.S. Holders with respect to ordinary shares generally will be treated as “passive category” income from sources outside the United States for purposes of calculating a U.S. Holder’s U.S. foreign tax credit limitation.
Sale, exchange or other disposition of ordinary shares
Subject to the discussion below under “—Passive foreign investment company considerations,” a U.S. Holder generally will recognize capital gain or loss upon the sale, exchange or other taxable disposition of ordinary shares in an amount equal to the difference between the amount realized upon the disposition and the holder’s adjusted tax basis in the ordinary shares being disposed. If you are a non-corporate U.S. Holder, capital gain from the sale, exchange or other disposition of ordinary shares is generally eligible for reduced rates of taxation if your holding period for such ordinary shares exceeds one year. The deductibility of capital losses for United States federal income tax purposes is subject to limitations under the Code. Any such gain or loss that a U.S. Holder recognizes generally will be treated as U.S. source income or loss for foreign tax credit limitation purposes.
Passive foreign investment company considerations
Special U.S. federal income tax rules apply to U.S. persons owning shares of a PFIC. A non-U.S. corporation will be classified as a PFIC in any taxable year in which, either:
•	at least 75% of its gross income is “passive income”; or
•	at least 50% of the average quarterly value of its total gross assets is attributable to assets that produce “passive income” or are held for the production of passive income.
We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, more than 25% (by value) of the stock. Subject to various exceptions, passive income generally includes dividends, interest, rents, royalties and gains from the disposition of assets that produce or are held for the production of passive income.
We do not currently expect to be treated as a PFIC for U.S. federal income tax purposes with respect to our taxable year ending December 31, 2020 or in the future. However, there can be no assurance that we will not be considered a PFIC for any taxable year, because the determination of whether we are a PFIC is made annually and is based on the composition of our gross income, the value of our assets (which will be determined based on our market capitalization) and activities in those years. If we were a PFIC for any taxable year during which a U.S. Holder held ordinary shares, and you do not make a mark-to-market election, as described below, gain recognized by a U.S. Holder upon a disposition (including, under certain circumstances, a pledge) of ordinary shares would be allocated ratably over the U.S. Holder’s holding period for such ordinary shares. The amounts allocated to the taxable year of disposition and to years before we became a PFIC would be taxed as ordinary income. The amount allocated to each other taxable year would be subject to tax at the highest rate in effect for that taxable year for individuals or corporations, as appropriate, and an interest charge would be imposed on the tax attributable to the allocated amount. Further, to the extent that any distribution received by a U.S. Holder on ordinary shares exceeds 125% of the average of the annual distributions on such ordinary shares received during the preceding three years or the U.S. Holder’s holding period, whichever is shorter, that distribution would be subject to taxation in the same manner as gain, described immediately above.
A mark-to-market election may be available that would avoid the unfavorable rules described in the preceding paragraph if our shares are marketable stock. The ordinary shares will be marketable stock if they are regularly traded on certain qualifying U.S. stock exchanges, including the NYSE that meets certain requirements. If a U.S. Holder makes this mark-to-market election, they will be required in any year in which we are a PFIC to include as ordinary income the excess of the fair market value of the ordinary shares at the end of their taxable year over their basis in those ordinary shares. If at the end of your taxable year, the U.S. Holder’s basis in the ordinary shares exceeds their fair market value, the U.S. Holder will be entitled to deduct the excess as an ordinary loss, but only to the extent of their net mark-to-market gains from previous years. A U.S. Holder’s adjusted tax basis in the ordinary shares will be adjusted to reflect any income or loss recognized under these rules. In addition, any gain a U.S. Holder recognizes upon the sale of the ordinary shares will be taxed as ordinary income in the year of sale and any loss will be treated as an ordinary loss to the extent of the U.S. Holder’s net mark-to-market gains from previous years. We do not intend to provide information necessary for U.S. Holders to make qualified electing fund elections if, contrary to our expectation, we are classified as a PFIC. U.S. Holders should consult their tax advisers to determine whether a mark-to-market election would be available and if so, what the consequences of the alternative treatment would be in their particular circumstances.

If we are determined to be a PFIC, the general tax treatment for U.S. Holders described above would apply to indirect distributions and gains deemed to be realized by U.S. Holders in respect of any of our subsidiaries that also may be determined to be PFICs. However, a mark-to-market election generally will not be available with respect to any of our subsidiaries that are determined to be PFICs. Classification as a PFIC may also have other adverse tax consequences, including, in the case of individuals, the denial of a step-up in the basis of your ordinary shares at death.
If a U.S. Holder owns ordinary shares during any year in which we are a PFIC, the U.S. Holder generally will be required to file an IRS Form 8621 annually along with the U.S. Holder’s federal income tax return for that year, and may be required to file other IRS forms. U.S. Holders should consult their tax advisers regarding whether we are a PFIC and the potential application of the PFIC rules.
Information reporting and backup withholding
Information returns are required to be filed with the IRS with respect to payments made to certain U.S. Holders. In addition, certain U.S. Holders may be subject to backup withholding tax in respect of such payments if they do not provide their taxpayer identification numbers to the paying agent, fail to certify that they are not subject to backup withholding tax, or otherwise fail to comply with applicable backup withholding tax rules. Non-U.S. taxpayers may be required to comply with applicable certification procedures to establish that they are not U.S. taxpayers in order to avoid the application of such information reporting requirements and backup withholding. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle it to a refund, provided that the required information is timely furnished to the IRS.
Specified Foreign Financial Asset Reporting
Certain U.S. Holders that own “specified foreign financial assets” with an aggregate value in excess of $50,000 on the last day of the taxable year or $75,000 at any time during the taxable year are generally required to file an information statement along with their tax returns, currently on Form 8938, with respect to such assets. “Specified foreign financial assets” include any financial accounts held at a non-U.S. financial institution, as well as securities issued by a non-U.S. issuer that are not held in accounts maintained by financial institutions. The understatement of income attributable to “specified foreign financial assets” in excess of U.S.$5,000 extends the statute of limitations with respect to the tax return to six years after the return was filed. U.S. Holders who fail to report the required information could be subject to substantial penalties. Prospective investors are encouraged to consult with their own tax advisors regarding the possible application of these rules, including the application of the rules to their particular circumstances.
EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES TO IT OF AN INVESTMENT IN THE ORDINARY SHARES IN LIGHT OF THE INVESTOR’S OWN CIRCUMSTANCES.

Certain United Kingdom Tax Considerations Relevant to Holders of Our Ordinary Shares
The following is a summary of the UK taxation consequences (based on current law and published HM Revenue & Customs (“HMRC”) guidance as at the date of this Prospectus Supplement) generally applicable to a holder of our ordinary shares who is resident solely in the UK for tax purposes. The UK inheritance tax and stamp duty and stamp duty reserve tax sections below are also applicable to holders of our ordinary shares who are neither resident nor domiciled in the UK for tax purposes. It is not exhaustive and, in particular, does not deal with the position of certain classes of such holders (including, dealers or traders in securities, holders of shares on revenue account, custodians or other third parties who hold shares on behalf of any shareholders, insurance companies, charities, collective investment schemes, pension schemes and persons who hold the shares through an establishment outside of the UK or who have (or are deemed to have) acquired their shares by virtue of an office or employment). You are urged to consult your tax advisor with respect to your particular circumstances.
The UK Chancellor of the Exchequer will deliver a Budget on March 3, 2021 which may result in changes to the below described UK tax treatment.
Holding and disposing of our ordinary shares
Dividends paid on our ordinary shares
Dividends paid on our ordinary shares will not be subject to any withholding or deduction for or on account of UK tax, irrespective of the residence or other circumstances of the holder of those shares from time to time.
Dividends paid on our ordinary shares and received by persons who are resident in the UK for UK tax purposes (or carry on any trade, profession or vocation in the UK through a permanent establishment, branch or agency to which those shares are attributable) may, depending on such person's particular circumstances, be subject to UK tax in respect of the dividends as follows:
(a)
such an individual holder of our ordinary shares may be chargeable to UK income tax on the dividends but in the tax year 2020/2021 may be entitled to a tax-free annual allowance of UK£2,000. Any dividend income received by such individual UK holder in excess of this tax-free allowance will be taxed (in the tax year 2020/2021) at rates of 7.5%, 32.5% and 38.1% for basic rate, higher rate, and additional rate taxpayers respectively. Dividend income that is within the allowance will count towards an individual's basic or higher rate limits. Dividend income will be treated as the top slice of an individual's income.

(b)
UK corporate holders of our ordinary shares who are not small companies for UK corporation tax purposes should not be subject to UK corporation tax on any dividend received from the Company so long as the dividends fall within an exempt class, which should be the case, although certain conditions must be met (including anti-avoidance conditions). UK corporate holders of our ordinary shares who are small companies for UK corporation tax purposes should also not be subject to UK corporation tax on any dividend received form the Company so long as certain conditions are met.

Where dividends from the Company are chargeable to UK income or corporation tax, recipients should include the dividends in their assessable income in the year the dividends are received.
Disposal of our ordinary shares
A disposal of our ordinary shares by a shareholder resident for tax purposes in the UK (or carrying on any trade, profession or vocation in the UK through a permanent establishment, branch or agency to which those shares are attributable) may, depending on the shareholder's circumstances and subject to any available exemptions or reliefs, give rise to a chargeable gain or allowable loss for UK capital gains tax (“CGT”).

If an individual holder of our ordinary shares, who is subject to UK income tax at either the higher or the additional rate becomes liable to UK CGT on the disposal of our ordinary shares, the applicable rate will generally be 20% (2020/2021). For an individual holder of our ordinary shares, who is subject to UK income tax at the basic rate and liable to UK CGT on such disposal, the applicable rate would generally be 10% (2020/2021), save to the extent that any capital gains exceed the unused basic rate tax band. In that case, the rate generally applicable to the excess would be 20% (2020/2021).
If a corporate holder of our ordinary shares, including a corporate holder which carries on a trade in the UK through a permanent establishment to which the shares are attributable, becomes liable to UK CGT, the main rate of UK corporation tax (currently 19%) would apply.
A holder of our ordinary shares that is not resident or established for tax purposes in the UK should not normally be liable to UK CGT on a disposal of our ordinary shares. However, an individual holder of our ordinary shares who has ceased to be resident for tax purposes in the UK for a period of five years or less and who disposes of any of our ordinary shares during that period may be liable on his or her return to the UK to UK tax on any capital gain realized (subject to any available exemption or relief).
The holders of our ordinary shares should obtain their own taxation advice regarding the UK taxation treatment of a disposal of our ordinary shares.
UK inheritance tax
Our ordinary shares will be assets situated in the UK for the purposes of UK inheritance tax. A gift of our ordinary shares by, or the death of, an individual holder of such assets may (subject to certain exemptions and reliefs) give rise to a liability to UK inheritance tax even if the individual holder is neither domiciled nor deemed to be domiciled in the UK. For UK inheritance tax purposes, a transfer of assets at less than full market value is likely to be treated as a gift and particular rules apply to gifts where the donor reserves or retains some benefit. A charge to UK inheritance tax may also arise if our ordinary shares are transferred to a trust during the lifetime or upon the death of an individual holder. UK inheritance tax will only be a significant concern where the value of an individual holder's total UK estate exceeds the nil-rate band for UK inheritance tax, which is UK£325,000 for the 2020/2021 tax year and will be frozen at this level until 5 April 2021. In addition, in certain circumstances, the 1980 UK/US Estate and Gift Tax Treaty may also apply to provide relief from UK inheritance tax for individuals whose domicile is determined to be the United States for the purposes of that treaty.
Special rules also apply to close companies and to trustees of settlements who hold our ordinary shares, potentially bringing them within the charge to UK inheritance tax. Holders of our ordinary shares should consult a UK tax advisor if they make a gift or transfer at less than market value or intend to hold any of our ordinary shares through trust arrangements.
Stamp Duty and Stamp Duty Reserve Tax (“SDRT”)
The following is a summary of the UK stamp duty and SDRT consequences (at the date of this Prospectus Supplement) generally applicable to a holder of our ordinary shares.
Transfers of our ordinary shares
Transfers of our ordinary shares that are held in certificated form will generally be subject to UK stamp duty at the rate of 0.5% of the consideration given (rounded up to the nearest UK£5). An exemption from stamp duty is available for a written instrument transferring an interest in shares where the amount or value of the consideration is UK£1,000 or less, and it is certified on the instrument that the transaction effected by the instrument does not form part of a larger transaction or series of transactions for which the aggregate consideration exceeds UK£1,000. SDRT may be payable on an agreement to transfer our ordinary shares, generally at the rate of 0.5% of the consideration given in money or money's worth under the agreement to transfer the shares. This charge to SDRT would be discharged if an instrument of transfer were executed pursuant to the agreement which gave rise to SDRT and stamp duty is duly paid on the instrument transferring the shares within six years of the date on which the agreement was made or, if the agreement was conditional, the date on which the agreement became unconditional.
If our ordinary shares (or interests therein) are transferred (in the case of stamp duty) or issued or transferred (in the case of SDRT) to, or to a nominee or agent for, a person whose business is or includes the provision of clearance services or issuing depositary receipts, stamp duty or SDRT is provided for under UK legislation at the rate of 1.5% of the amount or value of the consideration given or, in certain circumstances, the value of the shares (save to the extent that an election has been made by the clearance service under section 97A of the UK Finance Act 1986 for an alternative system of charge to apply (see further below)). However, following litigation, HMRC have confirmed that they will no longer seek to apply the 1.5% SDRT charge on such an issue of shares or securities on the basis that the charge is not compatible with EU law. HMRC's view is that the 1.5% SDRT or stamp duty charge will continue to apply to such a transfer of shares or securities to a clearance service or depositary receipt system where the transfer is not an integral part of an issue of share capital. This liability for stamp duty or SDRT will strictly be accountable by the clearance service or depositary receipt system, as the case may be, but will, in practice, generally be reimbursed by participants in the clearance service or depositary receipt system.
It should be noted that the 1.5% charge for all issues of shares into depositary receipt systems and clearance services remains a provision of UK statute and that the removal of the 1.5% charge is based upon the provisions of EU law. Current HMRC published guidance confirms that the 1.5% charge on the issue of shares into depositary receipt systems and clearance services will remain disapplied following the UK’s exit from the European Union.
A transfer of (i) book-entry interests in our ordinary shares within a clearance service (such as The Depository Trust Company (“DTC”)) or (ii) interests in our ordinary shares within a depositary receipt system (such as Computershare Trust Company, N.A. (“CTCNA”)) should not give rise to a liability to stamp duty or SDRT, provided that no instrument of transfer is entered into and, in the case of a transfer within a clearance service, no election that applies to our ordinary shares is, or has been, made by the clearance service under section 97A of the UK Finance Act 1986. A transfer of our ordinary shares from the nominee for CTCNA to the nominee for DTC will be exempt from UK stamp duty and SDRT, provided certain conditions are satisfied at the time of such transfer.
It is understood that HMRC regards the facilities of DTC as a clearance service for these purposes and we are not aware of any relevant election under section 97A of the UK Finance Act 1986 having been made by DTC. Transfers of our ordinary shares within a clearance service where an election has been made by the relevant provider under section 97A of the UK Finance Act 1986 will generally be subject to SDRT (rather than UK stamp duty) at the rate of 0.5% of the amount or value of the consideration.
A transfer of title in our ordinary shares from within DTC and any subsequent transfers that occur entirely outside that system, will attract a charge to stamp duty at a rate of 0.5% of any consideration, which is payable by the transferee of the shares. Any such duty must be paid (and the relevant transfer document, if any, stamped by HMRC) before the transfer can be registered in the books of the Company. However, if those shares are redeposited into DTC (or a depositary receipt system), the redeposit will attract stamp duty or SDRT at the rate of 1.5% to be ultimately born by the party redepositing the shares. You are therefore encouraged where possible to keep your ordinary shares in book entry form through the facilities of DTC.
In connection with our ordinary shares the Company has put in place arrangements to require that any of our ordinary shares held directly cannot be transferred into the DTC clearance system until the transferor of our ordinary shares has first delivered those shares to GTU Ops Inc. as nominee for CTCNA so that UK stamp duty (and/or SDRT) may be collected in connection with the initial delivery to GTU Ops Inc. as nominee for CTCNA. Any such ordinary shares will be represented by a depositary receipt issued by CTCNA. Before the transfer into the DTC clearance system can be registered in the share register of the Company, the transferor will also be required to put CTCNA in funds to settle the resultant liability to UK stamp duty (and/or SDRT), which will be charged at a rate of 1.5% of the value of the relevant ordinary shares.
A share buy-back by the Company of its own shares will give rise to UK stamp duty at the rate of 0.5% of the amount or value of the consideration payable by the Company, and such stamp duty will be paid by the Company.

Underwriting
The selling shareholder is offering the ordinary shares described in this prospectus supplement through a number of underwriters. J.P. Morgan Securities LLC is acting as the book-running manager of the offering and as representative of the underwriters. We and the selling shareholder have entered into an underwriting agreement with J.P. Morgan Securities LLC. Subject to the terms and conditions of the underwriting agreement, the selling shareholder has agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement, the number of ordinary shares listed next to its name in the following table:
Name	Number of Ordinary Shares
J.P. Morgan Securities LLC
BofA Securities, Inc.
Deutsche Bank Securities Inc.
Morgan Stanley & Co. LLC
Total	17,000,000
The underwriters are committed to purchase all the ordinary shares offered by the selling shareholder if they purchase any ordinary shares. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated.
The underwriters propose to offer the ordinary shares directly to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $     per ordinary share. Any such dealers may resell ordinary shares to certain other brokers or dealers at a discount of up to $     per share from the initial public offering price. After the initial offering of the ordinary shares to the public, the offering price and other selling terms may be changed by the underwriters. Sales of ordinary shares made outside of the United States may be made by affiliates of the underwriters.
The underwriters have an option to buy up to 2,550,000 additional ordinary shares from the selling shareholder to cover sales of ordinary shares by the underwriters which exceed the number of ordinary shares specified in the table above. The underwriters have 30 days from the date of this prospectus supplement to exercise this option to purchase additional ordinary shares. If any ordinary shares are purchased with this option to purchase additional ordinary shares, the underwriters will purchase ordinary shares in approximately the same proportion as shown in the table above. If any additional ordinary shares are purchased, the underwriters will offer the additional ordinary shares on the same terms as those on which the ordinary shares are being offered.
The underwriting fee is equal to the public offering price per ordinary share less the amount paid by the underwriters to the selling shareholder per ordinary share. The underwriting fee is $     per ordinary share. The following table shows the per ordinary share and total underwriting discounts and commissions to be paid to the underwriters by the selling shareholder assuming both no exercise and full exercise of the underwriters’ option to purchase additional ordinary shares.
	Without option to purchase additional ordinary shares exercised	With full option to purchase additional ordinary shares exercised
Per Share	$	$
Total	$	$

We and the selling shareholder estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, will be approximately $    .
A prospectus in electronic format may be made available on the web sites maintained by one or more underwriters, or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of ordinary shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.
We have agreed, subject to certain exceptions, that we will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, or submit to, or file with, the SEC a registration statement under the Securities Act relating to, any of our ordinary shares or securities convertible into or exercisable or exchangeable for any of our ordinary shares, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other agreement that transfers, in whole or in part any of the economic consequences of the ownership of any ordinary shares or any such other securities (regardless of whether any of these transactions are to be settled by the delivery of ordinary shares or such other securities, in cash or otherwise), in each case without the prior written consent of J.P. Morgan Securities LLC for a period of 90 days after the date of this prospectus supplement.
The selling shareholder has agreed, subject to certain exceptions, that it will not (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any ordinary shares of the Company or any securities convertible into or exercisable or exchangeable for ordinary shares of the Company (including, without limitation, ordinary shares or such other securities which may be deemed to be beneficially owned by the selling shareholder in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant), or publicly disclose the intention to do any of the foregoing, (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the ordinary shares or any such other securities, whether any such transaction described in clauses (1) or (2) above is to be settled by delivery of ordinary shares or such other securities, in cash or otherwise, or (3) make any demand for or exercise any right with respect to the registration of any ordinary shares of the Company or any security convertible into or exercisable or exchangeable for ordinary shares of the Company, in each case without the prior written consent of J.P. Morgan Securities LLC for a period of 90 days after the date of this prospectus supplement.
Our directors and executive officers have entered into lock-up agreements with the underwriters prior to the commencement of this offering pursuant to which each of these persons, for a period of 90 days, after the date of this prospectus supplement, may not, without the prior written consent of J.P. Morgan Securities LLC, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any ordinary shares of the Company or any securities convertible into or exercisable or exchangeable for ordinary shares of the Company (including, without limitation, shares or such other securities which may be deemed to be beneficially owned by such persons in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant), (2) enter into any hedging, swap or other agreement or transaction that transfers, in whole or in part, any of the economic consequences of ownership of the ordinary shares of the Company or such other securities, whether any such transaction described in clauses (1) or (2) above is to be settled by delivery of ordinary shares or such other securities, in cash or otherwise, (3) make any demand for or exercise any right with respect to the registration of any ordinary shares of the Company or any security convertible into or exercisable or exchangeable for ordinary shares of the Company, or

(4) publicly disclose the intention to do any of the foregoing. The foregoing restrictions are subject to certain exceptions, including sales by each director or executive officer of shares beginning 60 days after the date of this prospectus supplement in an amount not to exceed 25% of the shares owned by such director or executive officer.
J.P. Morgan Securities LLC or the Company, as applicable, in its sole discretion, may release the ordinary shares and other securities subject to the lock-up arrangements described above in whole or part at any time with or without notice.
We and the selling shareholder have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.
Our ordinary shares are listed on the NYSE under the symbol “TROX.”
Certain of the underwriters and their affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, certain of the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future. Certain of the underwriters or their affiliates are lenders under our Term Loan Facility.
In connection with this offering, the underwriters may engage in stabilizing transactions, which involves making bids for, purchasing and selling ordinary shares in the open market for the purpose of preventing or retarding a decline in the market price of the ordinary shares while this offering is in progress. These stabilizing transactions may include making short sales of the ordinary shares, which involves the sale by the underwriters of a greater number of ordinary shares than they are required to purchase in this offering, and purchasing ordinary shares on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriters’ option to purchase additional ordinary shares referred to above, or may be “naked” shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising their option to purchase additional ordinary shares, in whole or in part, or by purchasing ordinary shares in the open market. In making this determination, the underwriters will consider, among other things, the price of ordinary shares available for purchase in the open market compared to the price at which the underwriters may purchase ordinary shares through the option to purchase additional ordinary shares. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the ordinary shares in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a naked short position, they will purchase ordinary shares in the open market to cover the position.
The underwriters have advised us that, pursuant to Regulation M of the Securities Act, they may also engage in other activities that stabilize, maintain or otherwise affect the price of the ordinary shares, including the imposition of penalty bids. This means that if the representatives of the underwriters purchase ordinary shares in the open market in stabilizing transactions or to cover short sales, the representatives can require the underwriters that sold those ordinary shares as part of this offering to repay the underwriting discount received by them.
These activities may have the effect of raising or maintaining the market price of the ordinary shares or preventing or retarding a decline in the market price of the ordinary shares, and, as a result, the price of the ordinary shares may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on the NYSE, in the over-the-counter market or otherwise.

Selling Restrictions
Other than in the United States, no action has been taken by us, the selling shareholder or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus supplement, the accompanying prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement and the accompanying prospectus come are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.
Notice to Prospective Investors in Australia
This prospectus supplement and the accompanying prospectus:
•	do not constitute a product disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth) (the “Corporations Act”);
•
have not been, and will not be, lodged with the Australian Securities and Investments Commission (“ASIC”), as a disclosure document for the purposes of the Corporations Act and do not purport to include the information required of a disclosure document under Chapter 6D.2 of the Corporations Act;

•
do not constitute or involve a recommendation to acquire, an offer or invitation for issue or sale, an offer or invitation to arrange the issue or sale, or an issue or sale, of interests to a “retail client” (as defined in section 761G of the Corporations Act and applicable regulations) in Australia; and

•
may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, or Exempt Investors, available under section 708 of the Corporations Act.

The ordinary shares may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the ordinary shares may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any ordinary shares may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the ordinary shares, you represent and warrant to us that you are an Exempt Investor.
As any offer of ordinary shares under this document will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the ordinary shares you undertake to us that you will not, for a period of 12 months from the date of issue of the ordinary shares, offer, transfer, assign or otherwise alienate those securities to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.
Notice to Prospective Investors in Canada
The ordinary shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the ordinary shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to Prospective Investors in the European Economic Area
In relation to each member state of the European Economic Area (each, a "Member State"), no offer of ordinary shares may be made to the public in that Relevant Member State other than:
(a)	to any legal entity which is a qualified investor as defined in the Prospectus Regulation;
(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), subject to obtaining the prior consent of the underwriters; or
(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of ordinary shares referred to in (a) and (b) above shall require the Company or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.
For the purposes of this provision, the expression an “offer of ordinary shares to the public” in relation to any ordinary shares in any Member State means the communication in any form and by means of sufficient information on the terms of the offer and the ordinary shares to be offered so as to enable an investor to decide to purchase ordinary shares.
Notice to Prospective Investors in Hong Kong
The ordinary shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”) and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance. No advertisement, invitation or document relating to the ordinary shares has been or will be issued or has been or will be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to ordinary shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder.
Notice to Prospective Investors in Japan
The ordinary shares have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended). Accordingly, none of the ordinary shares nor any interest therein have been or may be offered or sold, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or re-sale, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, or otherwise in compliance with, the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), and in compliance with any other relevant laws, regulations and ministerial guidelines of Japan in effect at the relevant time.
Notice to Prospective Investors in Singapore
This prospectus supplement and the accompanying prospectus have not been and will not be registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act (Chapter 289 of Singapore), as modified or amended from time to time (the “SFA”). Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the ordinary shares have not been or may not be circulated or distributed, and the ordinary shares have not been or may not be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the SFA) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the ordinary shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
(a)
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the ordinary shares pursuant to an offer made under Section 275 of the SFA except:
(a)	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;
(b)	where no consideration is or will be given for the transfer;
(c)	where the transfer is by operation of law;
(d)	as specified in Section 276(7) of the SFA; or
(e)	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.
SFA Product Classification – In connection with Section 309B of the SFA and the Securities and Futures (Capital Markets Products) Regulations 2018, the Company has determined and hereby notifies all relevant persons (as defined in Section 309(A)(1) of the SFA) that the ordinary shares are (A) prescribed capital markets products (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and (B) Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in South Africa
Due to restrictions under the securities laws of South Africa, the ordinary shares are not offered, and the offer shall not be transferred, sold, renounced or delivered, in South Africa or to a person with an address in South Africa, unless one or other of the following exemptions applies:
(i)	the offer, transfer, sale, renunciation or delivery is to:
(a)	persons whose ordinary business is to deal in securities, as principal or agent;
(b)	the South African Public Investment Corporation;
(c)	persons or entities regulated by the Reserve Bank of South Africa;
(d)	authorised financial service providers under South African law;
(e)	financial institutions recognised as such under South African law;
(f)
a wholly-owned subsidiary of any person or entity contemplated in (c), (d) or (e), acting as agent in the capacity of an authorised portfolio manager for a pension fund or collective investment scheme (in each case duly registered as such under South African law); or

(g)	any combination of the person in (a) to (f); or
(ii)	the total contemplated acquisition cost of the securities, for any single addressee acting as principal is equal to or greater than ZAR1,000,000.
No “offer to the public” (as such term is defined in the South African Companies Act, No. 71 of 2008 (as amended or re-enacted) (the “South African Companies Act”)) in South Africa is being made in connection with the issue of the ordinary shares. Accordingly, this document does not, nor is it intended to, constitute a “registered prospectus” (as that term is defined in the South African Companies Act) prepared and registered under the South African Companies Act and has not been approved by, and/or filed with, the South African Companies and Intellectual Property Commission or any other regulatory authority in South Africa. Any issue or offering of the ordinary shares in South Africa constitutes an offer of the ordinary shares in South Africa for subscription or sale in South Africa only to persons who fall within the exemption from “offers to the public” set out in section 96(1)(a) of the South African Companies Act. Accordingly, this document must not be acted on or relied on by persons in South Africa who do not fall within section 96(1)(a) of the South African Companies Act (such persons being referred to as “SA Relevant Persons”). Any investment or investment activity to which this document relates is available in South Africa only to SA Relevant Persons and will be engaged in South Africa only with SA relevant persons.
No South African residents or offshore subsidiary of a South African resident may subscribe for or purchase any of the ordinary shares or beneficially own or hold any of the ordinary shares unless specific approval has been obtained from the financial surveillance department of the South African Reserve Bank (the “SARB”) by such persons or such subscription, purchase or beneficial holding or ownership is otherwise permitted under the South African Exchange Control Regulations or the rulings promulgated thereunder (including, without limitation, the rulings issued by the SARB providing for foreign investment allowances applicable to persons who are residents of South Africa under the applicable exchange control laws of South Africa).
Notice to Prospective Investors in Switzerland
The ordinary shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document does not constitute a prospectus within the meaning of, and has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the ordinary shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company, the ordinary shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of ordinary shares will not be supervised by, the Swiss Financial Market Supervisory Authority (FINMA), and the offer of ordinary shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of ordinary shares.
Notice to Prospective Investors in the United Arab Emirates
The ordinary shares have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre or the Abu Dhabi Global Market) other than in compliance with the regulations of the Securities and Commodities Authority and the laws of the United Arab Emirates (including the Dubai International Financial Centre and the Abu Dhabi Global Market) governing the issue, offering and sale of securities. Further, this prospectus supplement and the accompanying prospectus does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre and the Abu Dhabi Global Market) and is not intended to be a public offer. This prospectus supplement and the accompanying prospectus have not been approved by or filed with, and by receiving this prospectus supplement and the accompanying prospectus the person or entity to whom it has been issued understands, acknowledges and agrees that it has not been approved by or filed with, the Central Bank of the United Arab Emirates, the Securities and Commodities Authority, the Financial Services Regulatory Authority of the Abu Dhabi Global Market, the Dubai Financial Services Authority or any other relevant licensing authorities in the UAE.
Notice to Prospective Investors in the United Kingdom
In relation to the United Kingdom, no offer of ordinary shares may be made to the public in the United Kingdom other than:
(i)
at any time to any legal entity which is a qualified investor as defined in Article 2 of the UK version of the Prospectus Regulation (EU) 2017/1129 as it forms part of domestic law of the United Kingdom by virtue of the European Union (Withdrawal) Act 2018 as amended;

(ii)
at any time to fewer than 150 natural or legal persons (other than qualified investors as defined in Article 2 of the UK version of the Prospectus Regulation), as permitted under the UK version of the Prospectus Regulation, subject to obtaining the prior consent of the underwriters; or

(iii)	at any time in any other circumstances falling within section 86 of the Financial Services and Markets Act 2000 (the “FSMA”);
provided, that no such offer of the ordinary shares referred to in (i) to (iii) above shall require the Company or any underwriter to publish a prospectus pursuant to section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK version of the Prospectus Regulation.
For the purposes of this provision, the expression an “offer of ordinary shares to the public” in relation to any ordinary shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and the ordinary shares to be offered so as to enable an investor to decide to purchase or subscribe the ordinary shares.
Each underwriter has represented, warranted and agreed that:
(a)
it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any ordinary shares which are the subject of the offering contemplated by this prospectus supplement in circumstances in which Section 21(1) of the FSMA does not apply; and

(b)
it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the ordinary shares which are subject of the offering in, from or otherwise involving the United Kingdom.

Legal Matters
Certain legal matters will be passed upon for us by Cleary Gottlieb Steen & Hamilton LLP, New York, New York. Certain legal matters with respect to English and Welsh law relating to the validity of the ordinary shares offered by this prospectus supplement and the accompanying prospectus will be passed upon for us by CMS Cameron McKenna Nabarro Olswang LLP, London, United Kingdom. Certain legal matters will be passed upon for the selling shareholder by Orrick, Herrington & Sutcliffe LLP, London, United Kingdom, as to matters of U.S. federal law and New York state law and Norton Rose Fulbright South Africa Inc., Johannesburg, South Africa, as to matters of South African law. Certain legal matters will be passed upon for the underwriters by Davis Polk & Wardwell LLP, New York, New York.
Experts
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Controls over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2020 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Where You Can Find More Information
We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding issuers, including us, who file electronically with the SEC. The address of that site is www.sec.gov. This reference to the SEC’s website is an inactive textual reference only, and is not a hyperlink. The information contained on the SEC’s website is expressly not incorporated by reference in this prospectus supplement or the accompanying prospectus, and you should not consider it a part of this prospectus supplement or the accompanying prospectus.
The SEC allows us to “incorporate by reference” information into this prospectus supplement and the accompanying prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement and the accompanying prospectus, except for any information superseded by information contained directly in this prospectus supplement, any subsequently filed document deemed incorporated by reference or any free writing prospectus prepared by or on behalf of us. This prospectus supplement and the accompanying prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K):
•	our 2020 Form 10-K, as filed with the SEC on February 23, 2021;
•
the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2019 from our definitive proxy statement on Schedule 14A, filed with the SEC on April 25, 2020; and

•	our Current Reports on Form 8-K, filed with the SEC on January 4, 2021, January 19, 2021 and February 22, 2021.
All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and before the termination of the offering also shall be deemed to be incorporated herein by reference. We are not, however, incorporating by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K.
This prospectus supplement does not contain all of the information set forth in the registration statement or in the exhibits and schedules thereto, in accordance with the rules and regulations of the SEC, and we refer you to that omitted information. The statements made in this prospectus supplement pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement or the documents incorporated by reference in this prospectus supplement necessarily are summaries of their material provisions and we qualify those statements in their entirety by reference to those definitive agreements and those exhibits for complete statements of their provisions. The documents incorporated by reference in this prospectus supplement and the accompanying prospectus and the registration statement and its exhibits and schedules are available through the SEC’s website.
You can obtain any of the documents listed above from the SEC, through the SEC’s website at the address described above or from us, without cost, by requesting them in writing or telephoning us at the following address and telephone number:
Tronox Holdings plc
263 Tresser Boulevard, Suite 1100
Stamford, Connecticut 06901
Attention: Investor Relations
(203) 705-3800

PROSPECTUS

TRONOX HOLDINGS PLC
Ordinary Shares
Preference Shares
Debt Securities
The following are types of securities that we may offer, issue and sell from time to time, together or separately:
•	Shares of our ordinary shares;
•	Shares of our preference shares; and
•	Debt securities.
Any of these securities may be offered together or separately and in one or more series, if any, in amounts, at prices and on other terms to be determined at the time of the offering and described in an accompanying prospectus supplement. You should read this prospectus and any related prospectus supplement carefully before you invest.
Unless otherwise stated in a prospectus supplement, none of these securities other than our ordinary shares will be listed on any securities exchange. Our ordinary shares are listed on the New York Stock Exchange under the symbol “TROX.”
We may offer and sell these securities through one or more underwriters, dealers or agents, through underwriting syndicates managed or co-managed by one or more underwriters, or directly to purchasers, on a continuous or delayed basis. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering.
In addition, selling shareholders may offer and sell from time to time shares of our ordinary shares in such amounts as set forth in a prospectus supplement. To the extent that any selling shareholder resells shares of our ordinary shares, the selling shareholder may be required to provide you with this prospectus and a prospectus supplement identifying and containing specific information about the selling shareholder and the terms of the ordinary shares being offered.
Investing in the offered securities involves a number of risks. Before you make your investment decision, you should consider the risk factors described in any applicable prospectus supplement and in the documents we file from time to time with the Securities and Exchange Commission (the “SEC”).
Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is April 24, 2020.

We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus, any amendment or supplement to this prospectus or in any free writing prospectus prepared by us or on our behalf. We do not accept any responsibility for, or can provide any assurance as to the reliability of, any information other than the information contained or incorporated by reference in this prospectus, any amendment or supplement to this prospectus or in any free writing prospectus prepared by us or on our behalf. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.
You should assume that the information appearing in this prospectus, any accompanying prospectus supplement or in any free writing prospectus prepared by us is accurate only as of their respective dates or on the date or dates which are specified in such documents, and that any information in documents that we have incorporated by reference is accurate only as of the date of such document incorporated by reference. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.
You should carefully read both this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us, together with the additional information described under the heading “Where You Can Find More Information.”

ABOUT THIS PROSPECTUS
Except where the context requires otherwise, references in this prospectus to “Tronox Holdings plc,” “Tronox,” the “Company,” “we,” “our” and “us” refer to Tronox Holdings plc and its consolidated subsidiaries.
This prospectus is part of a registration statement that we filed with the SEC using an automatic shelf registration process. Under the shelf registration process, we may periodically sell the securities described in this prospectus in one or more offerings. This prospectus provides a general description of our ordinary shares, preference shares and debt securities that we may offer. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information, including information about us, contained in this prospectus. Therefore, before making your investment decision, you should carefully read:
•	this prospectus;
•	any applicable prospectus supplement, which (1) explains the specific terms of the securities being offered and (2) updates and changes information in this prospectus; and
•	the documents referred to in “Where You Can Find More Information” on page 24 for information about us, including our financial statements.
i

ABOUT TRONOX
Tronox is the world’s leading vertically integrated manufacturer of titanium dioxide (“TiO2”) pigment. We operate titanium-bearing mineral sand mines and beneficiation and smelting operations in Australia, South Africa and Brazil to produce feedstock materials that can be processed into TiO2 for pigment, high purity titanium chemicals, including titanium tetrachloride, and ultrafine TiO2 used in certain specialty applications. It is our long-term strategic goal to be fully vertically integrated and consume all our feedstock materials in our nine TiO2 pigment facilities located in the United States, Australia, Brazil, the United Kingdom, France, the Netherlands, China and the Kingdom of Saudi Arabia. We believe that full vertical integration is the best way to achieve our ultimate goal of delivering low cost, high-quality pigment to our approximately 1,200 TiO2 customers throughout the world. The mining, beneficiation and smelting of titanium bearing mineral sands also creates meaningful quantities of zircon, which we also supply to customers around the world.
Our principal executive offices are located at 263 Tresser Boulevard, Suite 1100, Stamford, Connecticut, 06901 and Laporte Road, Stallingborough, Grimsby, North East Lincolnshire DN40 2PR United Kingdom and our telephone number is (203) 705-3800. We maintain a website at http://www.tronox.com. This reference to our website is an inactive textual reference only, and is not a hyperlink. The information on our website is not incorporated by reference in this prospectus or any accompanying prospectus supplement, and you should not consider it a part of this prospectus or any accompanying prospectus supplement.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and any accompanying prospectus supplement and any documents incorporated by reference may contain or incorporate by reference statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. You can typically identify forward-looking statements by the use of forward-looking words, such as “may,” “will,” “should,” “could,” “can,” “would,” “predict,” “future,” “project,” “believe,” “anticipate,” “expect,” “intend,” “estimate,” “continue,” “potential,” “plan,” “aim,” “seek,” “forecast,” “proposed” and other similar words. Our actual results, performance or achievements could be materially different from the results expressed in, or implied by, forward-looking statements. Forward-looking statements are subject to risks and uncertainties, including but not limited to the risks described in this prospectus, any accompanying prospectus supplement and any documents incorporated by reference, including the “Risk Factors” sections of this prospectus, any accompanying prospectus supplement and our reports and other documents filed with the SEC. When considering forward-looking statements, you should keep in mind the risks, uncertainties and other cautionary statements made in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference.
Factors that may cause such differences include, but are not limited to:
•
the failure to realize anticipated benefits of our acquisition of the TiO2 business of The National Titanium Dioxide Company Ltd., a limited company organized under the laws of the Kingdom of Saudi Arabia (“Cristal”) and unexpected difficulties integrating Cristal’s operations;

•
concentrated share ownership in the hands of Cristal and Exxaro Resources Limited (“Exxaro”), which may result in conflicts of interest and/or prevent minority shareholders from influencing the Company;

•
potential risks and uncertainties relating to the ultimate geographic spread of COVID-19, the severity of the disease and the duration of the COVID-19 outbreak, including potential material adverse effects on our business, financial condition and results of operations;

•	actions that may be taken by governmental authorities to contain the COVID-19 outbreak or to treat its impact on our business;
•	the potential negative impacts of COVID-19 on the global economy and financial markets;
•
the effects of the UK ceasing to be a member state of the EU, together with the significant uncertainty regarding the terms on which the UK will leave the EU, which could introduce significant uncertainties in international markets in which we and our customers operate;

•	impact of English law and our articles of association on our ability to manage our capital structure flexibly and the anti-takeover protections incorporated into our articles of association;
•	the risk that our customers might reduce demand for our products;
•	market conditions and price volatility for TiO2, zircon and other feedstock products, as well as global and regional economic downturns, that adversely affect the demand for our end-use products;
•	liability, production delays and additional expenses from environmental and industrial accidents;
•	production curtailments, shutdowns or additional expenditures resulting from equipment upgrades, equipment failures and deterioration of assets;
•	changes in prices or supply of energy or other raw materials;
•	risks of operating a global business;
•	political and social instability, and unrest, in the Middle East region;
•
an unpredictable regulatory environment in South Africa where we have significant mining and beneficiation operations, including amendments by the South African Department of Mineral Resources to the Mining Charter;

•	the risk that our ability to use our tax attributes to offset future income may be limited;

•	the risk that the agreements governing our debt may restrict our ability to operate our business in certain ways, as well as impact our liquidity;
•	our inability to obtain additional capital on favorable terms;
•	the risk that we may not realize expected investment returns on our capital expenditure projects;
•	fluctuations in currency exchange rates;
•
unanticipated costs or liabilities, including the classification of TiO2 as a Category 2 Carcinogen in the EU, as a result of compliance with, or claims under environmental, health and safety regulations;

•	the possibility that cybersecurity incidents or other security breaches may seriously impact our results of operations and financial condition;
•	the possibility that Chinese production of chloride technology and improvements in product quality may occur more quickly than anticipated; and
•
other factors discussed in our filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and our Current Report on Form 8-K, filed with the SEC on April 23, 2020.

There can be no assurance that other factors not currently anticipated by us will not materially and adversely affect our business, financial condition and results of operations. You are cautioned not to place undue reliance on any forward-looking statements made by us or on our behalf. Please take into account that forward-looking statements speak only as of the date of this prospectus or, in the case of any accompanying prospectus supplement or documents incorporated by reference, the date of any such document. Except as required by applicable law, we do not undertake any obligation to publicly correct or update any forward-looking statement.

RISK FACTORS
Investing in our securities involves risk. See the risk factors described in our most recent Annual Report on Form 10-K, our Current Report on Form 8-K, filed with the SEC on April 23, 2020 and those contained in our other filings with the SEC that are incorporated by reference in this prospectus and any accompanying prospectus supplement. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any accompanying prospectus supplement. The risk factors in the documents incorporated by reference in this prospectus are not necessarily presented in the order of relative importance or probability of occurrence. The risks and uncertainties we discuss in the documents incorporated by reference in this prospectus are those we currently believe may materially affect our company. These risks, as well as additional risks and uncertainties not presently known to us or that we currently believe are immaterial, could materially and adversely affect our business, financial condition or results of operations and cause the value of our securities to decline. You could lose all or part of your investment.

USE OF PROCEEDS
Except as otherwise set forth in a prospectus supplement, we intend to use the net proceeds from any sale of the securities described in this prospectus for our general corporate purposes.
Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds in the event that the securities are sold by a selling shareholder.

DESCRIPTION OF SECURITIES
This prospectus contains summary descriptions of the ordinary shares, preference shares and debt securities that we may sell from time to time. In addition, selling shareholders may sell shares of our ordinary shares from time to time in one or more offerings. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in a related prospectus supplement, if necessary, which will also include a discussion of certain U.S. federal income or U.K. tax consequences, as applicable.
DESCRIPTION OF ORDINARY SHARES
The following description of our ordinary shares, nominal value US$0.01 per share, is a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to the applicable laws of England and Wales, the applicable provisions of the UK Companies Act 2006 (the “UK Companies Act”) and our Articles of Association (the “Articles of Association”). We encourage you to read our Articles of Association and the applicable provisions of the UK Companies Act for additional information.
General
As of the date of this prospectus, we are authorized to issue up to 500 million of our ordinary shares. As of December 31, 2019, we had approximately 142 million ordinary shares issued and outstanding. Computershare Trust Company, National Association is the transfer agent and registrar for our ordinary shares, which are listed on the New York Stock Exchange under the symbol “TROX.”
Dividends and Distributions
Subject to the UK Companies Act, shareholders may declare dividends by ordinary resolution (but no dividend shall exceed any dividend recommended by the Board). Our board of directors (the “Board”) may also pay dividends to shareholders in accordance with their respective rights and interests in the Company. Dividends may be paid only out of “distributable profits,” defined as “accumulated, realized profits, so far as not previously utilized by distribution or capitalization, less accumulated, realized losses, so far as not previously written off in a reduction or reorganization of capital.” The Company is not permitted to pay dividends out of share capital, which includes share premium. Realized reserves are determined by reference to qualifying accounts of the Company meeting certain prescribed contents requirements and in accordance with generally accepted accounting principles. The Company will not be permitted to make a distribution if, at the time, the amount of its net assets is less than the aggregate of its issued and paid-up share capital and undistributable reserves or to the extent that the distribution will reduce the net assets below such amount.
There are no fixed dates on which entitlement to dividends arise on any of the ordinary shares.
A general meeting declaring a dividend may, upon the recommendation of the Board, by ordinary resolution direct that it be satisfied wholly or partly by the distribution of assets, including shares or securities in any company.
The Articles of Association also permit a scrip dividend scheme under which the Board may allot to holders of ordinary shares who have elected to receive them, further ordinary shares, credited as fully paid, instead of cash in respect of all or part of a dividend.
Unclaimed dividends and other amounts payable by the Company unclaimed for one year after having become due for payment can be invested or otherwise used by the Board for the benefit of the Company until they are claimed or disposed of in accordance with any applicable law relating to unclaimed monies.
Conversion, Redemption and Residency
There are no conversion rights or redemption provisions relating to the ordinary shares. Under the laws of England and Wales, persons who are neither residents nor nationals of the UK may freely hold, vote and transfer the ordinary shares in the same manner and under the same terms as UK residents or nationals.
Voting Rights
The Articles of Association provide that, for so long as any shares are held by a Depositary (as defined in the Articles of Association), a resolution put to the vote at a general meeting shall be decided on a poll. Subject to the UK Companies Act and to any rights or restrictions as to voting attached to any class of shares, every shareholder present and entitled to vote on the resolution has one vote for every ordinary share of which he, she or it is the holder. In the case of joint holders of an ordinary share, the vote of the senior holder (determined by the order of the joint holders’ names on the register) who votes (or any proxy duly appointed by the senior holder) shall be accepted to the exclusion of the votes of the other joint holders.
Amendment to the Articles of Association
Under the laws of England and Wales, and subject to a quorum being present, the shareholders may amend the articles of association of the Company by special resolution (i.e., a resolution approved by the holders of at least 75% of the aggregate voting power of the outstanding ordinary shares that, being entitled to vote, vote on the resolution) at a general meeting.
The full text of the special resolution must be included in the notice of the meeting.
Winding Up
In the event of a voluntary winding up of the Company, the liquidator may, with the sanction of a special resolution of the Company and any other sanction required by law, divide among the shareholders the whole or any part of the assets of the Company and vest the whole or any part of the assets in trustees upon such trusts for the benefit of the members as the liquidator, with the like sanction, will determine. Upon any such winding up, after payment or provision for payment of the Company’s debts and liabilities, the holders of ordinary shares (and any other shares in issue at the relevant time which rank equally with such shares) will share equally, on a share for share basis, in the Company’s assets remaining for distribution to the holders of ordinary shares.
Pre-emptive Rights and New Issues of ordinary shares
Other than for certain permitted issuances of our ordinary shares and for so long as Exxaro owns a voting interest in Tronox of at least 7.5%, the Shareholder’s Deed by and between Tronox and Exxaro, dated March 14, 2019 grants Exxaro preemptive rights to subscribe for additional ordinary shares to maintain their relative voting interest in Tronox should any additional ordinary shares be issued.
Other than for certain permitted issuances of our ordinary shares and for so long as Cristal Inorganic Chemicals Netherlands Coöperatief W.A. (“CIC”) owns at least 11,743,750 of our ordinary shares, the Shareholder’s Agreement by and between, amongst others, Tronox, Cristal and CIC dated April 10, 2019 grants CIC a right to subscribe for a proportional number of ordinary shares.
Under the laws of England and Wales, the Board is, with certain exceptions, unable to allot and issue securities without being authorized by the shareholders in a general meeting. In addition, the laws of England and Wales require that any issuance of equity securities that are to be paid for wholly in cash must be offered first to the existing holders of equity securities in proportion to the respective nominal amounts (i.e., par values) of their holdings on the same or more favorable terms, unless a special resolution (i.e., a resolution approved by the holders of at least 75% of the aggregate voting power of the outstanding ordinary shares that, being entitled to vote, vote on the resolution) excluding this requirement has been passed in a general meeting of shareholders (which authority can be for a maximum of five years, after which a further shareholder approval would be required to renew the exclusion). In this context, equity securities generally means shares other than shares which, with respect to dividends or capital, carry a right to participate only up to a specified amount in a distribution, which, in relation to the Company, will include the ordinary shares and all rights to subscribe for or convert securities into such shares.
The directors of the Company have been authorized by way of a shareholder resolution passed at a general meeting of the Company held on February 25, 2019, for a period of five years, to allot shares in the Company, or to grant rights to subscribe for or to convert or exchange any security into shares in the Company, up to an aggregate nominal amount (i.e., par value) of US$5,000,000 and pre-emption rights in respect of such allotments have also been excluded.
The laws of England and Wales also prohibit an English company from issuing shares at a discount to nominal amount (i.e., par value) or for no consideration. If the shares are issued upon the lapse of restrictions or the vesting of any restricted stock award or any other share-based grant underlying any ordinary shares, the nominal amount (i.e., par value) of the shares must be paid up in accordance with the laws of England and Wales.

Shareholder Rights Plan
Under the Articles of Association, a shareholder rights plan may be established to prevent an “ownership change” for the purpose of section 382 of the US Internal Revenue Code of 1986, as amended (“section 382”). The purpose of any rights plan will be to preserve the Company’s ability to utilize its net operating loss carry forwards and other tax attributes, which would be substantially limited if the Company experienced an “ownership change” as defined under section 382. In general, an ownership change would occur under section 382 if the shareholders who are treated as owning 5% or more of ordinary shares for the purposes of section 382 collectively increased their aggregate ownership in ordinary shares by more than 50% over a rolling three-year period.
Effective from the date that a rights plan is introduced, the Board will grant subscription rights to holders of ordinary shares to acquire ordinary shares (or shares of any class as specified in the rights plan) such that, if any person or group acquires 4.5% or more of the ordinary shares, or if a person or group that owns 4.5% or more of ordinary shares acquires additional ordinary shares representing 0.5% or more of the issued ordinary shares, then, subject to certain exceptions, there would be a triggering event under the rights plan. The rights would then separate from the ordinary shares and would be adjusted to become exercisable so that ordinary shares (or shares of any class as specified in the rights plan) could be acquired by all holders of ordinary shares (other than the person or group that caused the trigger event). The shares to be acquired would have a market value equal to twice the exercise price, resulting in significant dilution in the ownership interest of the person or group that caused the trigger event.
If a rights plan is established, the Board will have the discretion to exempt any acquisition of ordinary shares from the provisions of the rights plan if it determines that doing so would not jeopardize or endanger the Company’s use of its net operating losses. The Board will also have the ability to terminate any rights plan prior to a triggering event, including, but not limited to, in connection with a transaction.
Rights issued under a rights plan are expected to expire five years after the date on which any rights plan is established.
Disclosure of Interests in Shares
The laws of England and Wales give the Company the power to serve a notice requiring any person whom it knows has, or whom it has reasonable cause to believe has, or within the previous three years has had, any ownership interest in any ordinary shares to disclose specified information regarding those shares. Failure to provide the information requested within the prescribed period (or knowingly or recklessly providing false information) after the date the notice is sent can result in criminal or civil sanctions being imposed against the person in default.
Under the Articles of Association, if any shareholder, or any other person appearing to be interested in ordinary shares held by such shareholder, fails to give the Company the information required by the notice, the Board may withdraw voting and certain other rights, and place restrictions on the rights to receive dividends and to transfer such ordinary shares.
Alteration of Share Capital; Repurchase of ordinary shares
Subject to the provisions of the UK Companies Act, and without prejudice to any relevant special rights attached to any class of shares, the Company may, from time to time:
•	increase its share capital by allotting and issuing new shares in accordance with the Articles of Association and any relevant shareholder resolution;
•	consolidate all or any of its share capital into shares of a larger nominal amount (i.e., par value) than the existing shares; or
•	redenominate its share capital or any class of share capital.
The laws of England and Wales prohibit the Company from purchasing its own shares unless such purchase has been approved by its shareholders. Shareholders may approve two different types of such share purchases: “on-market” purchases or “off-market” purchases. “On-market” purchases may be made only on a “recognised investment exchange,” which does not include the NYSE, which is the only exchange on which the Company’s

Shares are traded. In order to purchase its own shares, the Company must therefore obtain shareholder approval for “off-market” purchases. This requires that the Company’s shareholders pass an ordinary resolution approving the terms of the contract pursuant to which any purchase is to be made. Such approval may be for a specific purchase or constitute a general authority lasting for up to five years after the date of the resolution, and renewal of such approval for additional five-year terms may be sought more frequently. However, shares may be repurchased only out of distributable reserves or, subject to certain exceptions, the proceeds of a fresh issue of shares made for that purpose. At a general meeting of the Company held on February 25, 2019, shareholder resolutions were passed authorizing the Company to repurchase ordinary shares for a period of five years through (i) an approved form of share repurchase contract, or (ii) an approved form of share repurchase plan established in accordance with Rule 10b5-1 under the Exchange Act. Also at a general meeting held on February 25, 2019, a shareholder resolution was passed to authorize the Board to exercise the Company’s rights of first refusal to repurchase ordinary shares which are proposed to be sold by Exxaro, a substantial shareholder in the Company.
Transfer of ordinary shares
The Articles of Association allow holders of ordinary shares to transfer all or any of their ordinary shares in the case of ordinary shares held in certificated form by instrument of transfer in writing in any usual form or in any other form which is permitted by the UK Companies Act and is approved by the Board. The instrument of transfer must be executed by or on behalf of the transferor and (in the case of a transfer of a share which is not fully paid) by or on behalf of the transferee.
The Board may, in its absolute discretion, refuse to register a transfer of a certificated ordinary share to any person if it is not fully paid or is an ordinary share on which the Company has a lien. The Board may also refuse to register the transfer of a share in certain other limited circumstances, including if the transfer is not in favor of four or fewer transferees or it is in favor of a minor, bankrupt or person of mental ill health. If the Board refuses to register the transfer of a share, the instrument of transfer must be returned to the transferee within two months after the date on which the transfer was lodged with the Company with the notice of refusal and reasons for the refusal.
The Company’s share register is maintained by its transfer agent, Computershare Trust Company, National Association Registration in this share register is determinative of share ownership. A shareholder who holds ordinary shares through The Depository Trust Company (“DTC”) clearance system is not the holder of record of such shares. Instead, the depositary (for example, Cede & Co., as nominee for DTC) or other nominee is the holder of record of such shares. Accordingly, a transfer of shares from a person who holds such shares through the DTC clearance system to a person who also holds such shares through the DTC clearance system will not be registered in the Company’s official share register, as the depositary or other nominee will remain the record holder of such shares.
Anti-Takeover Provisions
The UK City Code on Takeovers and Mergers (the “Takeover Code”) applies, among other things, to an offer for a public company whose registered office is in the UK (or the Channel Islands or the Isle of Man) and whose securities are not admitted to trading on a regulated marked in the UK (or on any stock exchange in the Channel Islands or the Isle of Man) if the company is considered by the UK Panel on Takeovers and Mergers (the “Takeover Panel”), the regulatory body which issues and administers the Takeover Code, to have its place of central management and control in the UK (or the Channel Islands or the Isle of Man). This is known as the “residency test”. Under the Takeover Code, the Takeover Panel will determine whether the Company has its place of central management and control in the UK by looking at various factors, including the structure of the Board, the functions of the directors and where they are resident.
If, at the time of a takeover offer, the Takeover Panel determines that the Company has its place of central management and control in the UK, the Company would be subject to a number of rules and restrictions, including but not limited to the following: (i) the ability of the Company to enter into deal protection arrangements with a bidder would be extremely limited; (ii) the Company might not, without the approval of its shareholders, be able to perform certain actions that could have the effect of frustrating an offer, such as issuing shares or carrying out acquisitions or disposals; and (iii) the Company would be obliged to provide equality of information to all bona fide competing bidders.
It is intended that all of the Company’s directors will reside outside of the UK, the Channel Islands and the Isle of Man. Accordingly, for the purposes of the Takeover Code, the Company is expected to be considered to have its place of central management and control outside the UK, the Channel Islands or the Isle of Man. Therefore, the Takeover Code is not expected to apply to the Company. It is possible that in the future circumstances could change that may cause the Takeover Code to apply to the Company.
Although the Company is not expected to be subject to the Takeover Code, the Articles of Association incorporate the protections of mandatory offer provisions substantially similar to the Takeover Code. Except with the prior consent of the Board or the prior approval of independent shareholders, a shareholder, together with persons acting in concert with it, would be at risk of certain sanctions including disenfranchisement (as regards voting and entitlement to dividends) if they acquired an interest in ordinary shares carrying 30% or more of the voting rights of the Company without making an offer for all of the other issued ordinary shares in cash or accompanied by a cash alternative. These provisions could have the effect of discouraging the acquisition and holding of interests of 30% or more of the voting rights and encouraging those shareholders who may be acting in concert with respect to the acquisition of shares to consult with the Board before effecting any additional purchases.
The mandatory offer provisions in the Articles of Association only apply while the Takeover Code does not apply to the Company.

DESCRIPTION OF PREFERENCE SHARES
Our Articles of Association do not expressly contemplate the issuance of preference shares or a new class of ordinary shares. However, subject to sufficient authorization being in place for the allotment and issuance of shares, preference shares or a new class of ordinary shares could be issued in the future with such rights or restrictions either as are determined by resolution of the shareholders or as determined by our Board. Pre-emption rights may apply to such issuance. Such pre-emption rights would provide that when we wish to issue our “ordinary shares” (i.e. shares other than shares which, with respect to dividends or capital, carry a right to participate only up to a specified amount of distribution) for cash, such shares must first be offered to the existing shareholders in proportion to their respective nominal (i.e., par) values of their holdings. If any preference shares or new class of ordinary shares issued by us carried a right to a fixed income, pre-emption would not apply to the issue of such shares. English law permits our shareholders, by special resolution or a provision in our articles of association, to exclude pre-emptive rights for a period of up to five years.
Pursuant to a shareholder resolution passed at a general meeting of Tronox on February 25, 2019, our Board has the authority, without further action by shareholders, to issue shares of preference shares in one or more classes or series and to fix or alter the rights, preferences and privileges of the preference shares, along with any limitations or restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences of each class or series of preference shares. The preference shares could have voting or conversion rights that could adversely affect the voting power or other rights of holders of our ordinary shares. The issuance of preference shares could also have the effect, under certain circumstances, of delaying, deferring or preventing a change of control of our Company. The prospectus supplement relating to any series of preference shares we may offer will contain the specific terms of that series, including some or all of the following:
•
whether the shares of the series are redeemable, and if so, the prices at which, and the terms and conditions on which, the shares may be redeemed, including the date or dates upon or after which the shares will be redeemable and the amount per share payable in case of redemption;

•
whether shares of the series will be entitled to receive dividends or other distributions and, if so, the distribution rate on the shares, any restriction, limitation or condition upon the payment of the dividends or other distributions, whether dividends or other distributions will be cumulative, and the dates on which dividends or other distributions are payable;

•	any preferential amount payable upon shares of the series in the event of voluntary or involuntary liquidation, dissolution or winding up of Tronox;
•	whether and the extent to which the series will be guaranteed;
•
whether the shares of the series are convertible, or exchangeable for, shares of any other class or classes of stock or of any other series of stock, or any other securities of Tronox, and if so, the terms and conditions of such conversion or exchange, including price or rates of conversion at which, and the terms and conditions on which, the shares of the series may be converted or exchanged into other securities;

•	a discussion of any material U.S. federal income tax considerations applicable to the preference shares being offered;
•	terms and conditions of the purchase or sinking fund provisions, if any, for the purchase or redemption of shares of the series;
•	the distinctive designation of each series and the number of shares that will constitute the series;
•	the voting power, if any, of shares of the series; and
•	any other relative rights, preferences or limitations.
As of the date of this prospectus, no shares of preference shares are currently outstanding.

DESCRIPTION OF DEBT SECURITIES
This section describes the general terms that will apply to any debt securities that we may offer pursuant to this prospectus and an applicable prospectus supplement. The specific terms of any offered debt securities, and the extent to which the general terms described in this section apply to these debt securities, will be described in the applicable prospectus supplement at the time of the offering. The prospectus supplement, which we will file with the SEC, may or may not modify the general terms found in this prospectus. For a complete description of any series of debt securities, you should read both this prospectus and the prospectus supplement that applies to that series of debt securities.
In this section, the terms “we,” “our,” “us” and “Tronox” refer solely to Tronox Holdings plc (and not to any of its affiliates, including subsidiaries). As used in this prospectus, “debt securities” means the debentures, notes, bonds and other evidences of indebtedness that we may offer pursuant to this prospectus and an applicable prospectus supplement and authenticated by the relevant trustee and delivered under the applicable indenture. We may issue debt securities under an indenture (the “indenture”) dated as of April 24, 2020 between us and Wilmington Trust, National Association, as trustee (the “trustee”), as supplemented from time to time, which is filed as an exhibit to the registration statement of which this prospectus is a part. If a different trustee or a different indenture for a series of debt securities is used, those details will be provided in a prospectus supplement and the forms of any other indentures will be filed with the SEC at the time they are used.
We have summarized below the material provisions of the indenture and the debt securities, and indicated which material provisions will be described in an applicable prospectus supplement. For further information, you should read the indenture. The following summary is qualified in its entirety by the provisions of the indenture, including the provisions made part thereof by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).
General
The debt securities that we may offer under the indenture are not limited in aggregate principal amount. We may issue debt securities at one or more times in one or more series. Each series of debt securities may have different terms. The terms of any series of debt securities will be described in, or determined by action taken pursuant to, a resolution of our Board or a committee appointed by our Board or in a supplement to the indenture relating to that series.
We are not obligated to issue all debt securities of one series at the same time and, unless otherwise provided in the prospectus supplement, we may reopen a series, without the consent of the holders of the debt securities of that series, for the issuance of additional debt securities of that series. Additional debt securities of a particular series will have the same terms and conditions as outstanding debt securities of that series, except for the date of original issuance and the offering price, and will be consolidated with, and form a single series with, those outstanding debt securities.
The prospectus supplement relating to any series of debt securities that we may offer will state the price or prices at which the debt securities will be offered and will contain the specific terms of that series. These terms may include the following:
•	the title of the series;
•	any limit upon the aggregate principal amount of the series;
•	the date or dates on which each of the principal of and premium, if any, on the securities of the series is payable and the method of determination thereof;
•
the rate or rates at which the securities of the series will bear interest, if any, or the method of calculating such rate or rates of interest, the date or dates from which interest will accrue or the method by which the date or dates will be determined, the interest payment dates on which any interest will be payable and the record date, if any;

•	whether debt securities are entitled to any guarantee of any subsidiary guarantors and the identity of any such subsidiary guarantors for that series and the terms of such guarantee;
•	the place or places where the principal of (and premium, if any) and interest, if any, on securities of the series will be payable;

•	the place or places where the securities may be exchanged or transferred;
•
the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which, and the other terms and conditions upon which, securities of the series may be redeemed, in whole or in part, at our option, if we are to have that option with respect to the applicable series;

•
our obligation, if any, to redeem or purchase securities of the series in whole or in part pursuant to any sinking fund or analogous provision or upon the happening of a specified event or at the option of a holder thereof and the period or periods within which, the price or prices at which, and the other terms and conditions upon which securities of the series will be redeemed or purchased, in whole or in part, pursuant to such an obligation;

•	if other than minimum denominations of $2,000 and multiples of $1,000 thereafter, the denominations in which securities of the series are issuable;
•
if other than U.S. dollars, the currency or currencies (including currency unit or units) in which payments of principal of (and premium, if any) and interest, if any, on the securities of the series will or may be payable, or in which the securities of the series will be denominated, and the particular provisions applicable thereto;

•
if the payments of principal of (and premium, if any), or interest, if any, on the securities of the series are to be made, at our or a holder’s election, in a currency or currencies (including currency unit or units) other than that in which the securities are denominated or designated to be payable, the currency or currencies (including currency unit or units) in which the payments are to be made, the terms and conditions of the payments and the manner in which the exchange rate with respect to the payments will be determined, and the particular provisions applicable thereto;

•
if the amount of payments of principal of (and premium, if any) and interest, if any, on the securities of the series will be determined with reference to an index, formula or other method (which index, formula or method may be based, without limitation, on a currency or currencies (including currency unit or units) other than that in which the securities of the series are denominated or designated to be payable), the index, formula or other method by which those amounts will be determined;

•	whether, and the terms and conditions upon which, the securities of the series may or must be converted into our securities or exchanged for our securities or those of another enterprise;
•
if other than the principal amount thereof, the portion of the principal amount of securities of the series which will be payable upon declaration of acceleration of the maturity thereof pursuant to an event of default or the method by which that portion will be determined;

•	any modifications of or additions to the events of default or covenants with respect to securities of the series;
•	whether the securities of the series will be subject to legal defeasance or covenant defeasance as provided in the indenture;
•	if other than the trustee, the identity of the registrar and any paying agent;
•
if the securities of the series will be issued in whole or in part in global form, (i) the depositary for the global securities, (ii) the form of any legend that will be borne by the global securities, (iii) whether beneficial owners of interests in any securities of the series in global form may exchange those interests for certificated securities of that series and of like tenor of any authorized form and denomination and (iv) the circumstances under which any such exchange may occur; and

•	any other terms of the series.
Interest
Unless otherwise indicated in the applicable prospectus supplement, if any payment date with respect to debt securities falls on a day that is not a business day, we will make the payment on the next business day. The payment made on the next business day will be treated as though it had been made on the original payment date, and no interest will accrue on the payment for the additional period of time.

Ranking
The debt securities will be our direct, unconditional, unsecured and unsubordinated obligations and will rank pari passu with all of our other unsecured senior obligations. However, such debt securities will be effectively junior to all of our secured obligations to the extent of the value of the assets securing those obligations. Such debt securities will also be structurally subordinated to all liabilities, including trade payables and lease obligations, of our subsidiaries.
Optional Redemption
Unless otherwise indicated in the applicable prospectus supplement, notice of any redemption of debt securities will be mailed at least 15 days but not more than 60 days before the redemption date to each holder of debt securities of a series to be redeemed. Any redemption may, at our discretion, be subject to one or more conditions precedent, which will be set forth in the related notice of redemption, including, but not limited to, completion of an equity or other offering or financing or other transaction or event. In addition, if such redemption is subject to satisfaction of one or more conditions precedent, such notice will describe each such condition, and if applicable, will state that, in our discretion, the redemption date may be delayed until such time as any or all such conditions will be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions will not have been satisfied by the redemption date, or by the redemption date as so delayed. If any such condition precedent has not been satisfied, we will provide written notice to the trustee and holders of the notes prior to the close of business one business day prior to the redemption date. Upon receipt of such notice, the notice of redemption will be rescinded or delayed, and the redemption of the notes will be rescinded or delayed as provided in such notice.
Covenants
Except as described below or in the prospectus supplement with respect to any series of debt securities, neither we nor our subsidiaries are restricted by the indenture from paying dividends or making distributions on our or their capital stock or purchasing or redeeming our or their capital stock. The indenture does not require the maintenance of any financial ratios or specified levels of net worth or liquidity. In addition, with certain exceptions, the indenture does not contain any covenants or other provisions that would limit our or our subsidiaries’ right to incur additional indebtedness or limit the amount of additional indebtedness, including senior or secured indebtedness that we can create, incur, assume or guarantee.
Unless otherwise indicated in the applicable prospectus supplement, covenants contained in the indenture will be applicable to the series of debt securities to which the prospectus supplement relates so long as any of the debt securities of that series are outstanding.
Reporting
The indenture provides that we will furnish to the trustee, within 30 days after we are required to file such annual and quarterly reports, information, documents and other reports with the SEC, copies of our annual report and of the information, documents and other reports that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The filing of the reports specified in Section 13 or 15(d) of the Exchange Act shall satisfy these reporting requirements. We will also comply with the other provisions of Section 314(a) of the Trust Indenture Act.
Consolidation, Merger and Sale of Assets
The indenture provides that we may not consolidate or merge with or into, or sell or convey all or substantially all of our assets in any one transaction or series of related transactions to another person, unless:
•
either we are the resulting, surviving or transferee corporation, or our successor is a corporation organized under the laws of England and Wales, the United States, any state or the District of Columbia and expressly assumes by supplemental indenture all of our obligations under the indenture and all the debt securities; and

•	immediately after giving effect to the transaction, no default or event of default has occurred and is continuing.

The term “default” for the purpose of this provision means any event that is, or with the passage of time or the giving of notice or both would become, an event of default.
Except in the case of a lease of all or substantially all of our assets, the successor will be substituted for us in the indenture with the same effect as if it had been an original party to such indenture. Thereafter, the successor may exercise our rights and powers under the indenture.
Events of Default, Notice and Waiver
In the indenture, the term “event of default” with respect to debt securities of any series means any of the following:
•	failure by us to pay interest, if any, on the debt securities of that series for 30 days after the date payment is due and payable;
•	failure by us to pay principal of or premium, if any, on the debt securities of that series when due, at maturity, upon any redemption, by declaration or otherwise;
•	failure by us to comply with other covenants in the indenture or the debt securities of that series for 90 days after notice that compliance was required; and
•	certain events of bankruptcy or insolvency.
If an event of default (other than relating to certain events of bankruptcy or insolvency of us or breach of our reporting obligation) has occurred and is continuing, the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of that series may declare the entire principal of all the debt securities of the affected series to be due and payable immediately.
If an event of default relating to certain events of bankruptcy or insolvency of us occurs and is continuing, then the principal amount of all of the outstanding debt securities and any accrued interest thereon will automatically become due and payable immediately, without any declaration or other act by the trustee or any holder.
The holders of not less than a majority in aggregate principal amount of the debt securities of any series may, after satisfying conditions, rescind and annul any of the above-described declarations and consequences involving the debt securities of that series, except a continuing default or event of default in the payment of principal of, or interest or premium, if any, on the debt securities of the affected series.
The indenture imposes limitations on suits brought by holders of debt securities of any series against us. Except for actions for payment of overdue principal or interest, no holder of a debt security of any series may institute any action against us under the indenture unless:
•	the holder has previously given to the trustee written notice of an event of default and the continuance of that event of default;
•	the holder or holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have requested that the trustee pursue the remedy;
•
such holder or holders have offered, and if requested provided, to the trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

•	the trustee has not instituted the action within 60 days of the receipt of such notice, request and offer of indemnity; and
•	the trustee has not received inconsistent direction by the holders of a majority in principal amount of the outstanding debt securities of that series.
We will be required to file annually with the trustee a certificate, signed by two officers of our company, stating whether or not the officers know of any default by us in the performance, observance or fulfillment of any condition or covenant of the indenture.
Notwithstanding the foregoing, the sole remedy for any breach of our obligation under the indenture to file or furnish reports or other financial information pursuant to section 314(a)(1) of the Trust Indenture Act (or as otherwise required by the indenture) shall be the payment of liquidated damages, and the holders will not have any right under the indenture to accelerate the maturity of the debt securities of the affected series as a result of any such breach. If any such breach continues for 90 days after notice thereof is given in accordance with the indenture, we will pay liquidated damages to all the holders of the debt securities of that series at a rate per annum equal to 0.25% per annum of the principal amount of the debt securities of that series from the 90th day following such notice to but not including the date on which the event of default relating to the reporting obligations referred to in this paragraph shall have been cured or waived. The provisions of the indenture described in this paragraph will not affect the rights of the holders of the debt securities of any series in the event of the occurrence of any other event of default.
Modification and Waiver
Except as provided in the two succeeding paragraphs, the indenture provides that we and the trustee thereunder may, with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of any series then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, debt securities of that series), voting as one class, add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indenture or modify in any manner the rights of the holders of the debt securities of that series.
We and the trustee may amend or supplement the indenture or the debt securities of any series without the consent of any holder to:
•	secure the debt securities of any series;
•
evidence the assumption by a successor corporation of our obligations under the indenture and the debt securities of any series in the case of a merger, amalgamation, consolidation or sale of all or substantially all of our assets;

•	add covenant(s) or events of default(s) for the protection of the holders of all or any series of debt securities;
•
cure any ambiguity or correct any defect or inconsistency in the indenture or make any other provisions as we may deem necessary or desirable; provided, however, that no such provisions will materially adversely affect the interests of the holders of any debt securities;

•	evidence and provide for the acceptance of appointment by a successor trustee in accordance with the indenture;
•
provide for uncertificated debt securities in addition to, or in place of, certificated debt securities of any series in a manner that does not materially and adversely affect any holders of the debt securities of that series;

•
conform the text of the indenture or the debt securities of any series to any provision of this “Description of Debt Securities” or “Description of Securities” in the prospectus supplement for that series to the extent that the provision in that description was intended to be a verbatim recitation of a provision of the indenture or the debt securities of that series;

•	provide for the issuance of additional debt securities of any series in accordance with the limitations set forth in the indenture as of the date of the indenture;
•
make any change that would provide any additional rights or benefits to the holders of all or any series of debt securities or that does not adversely affect the legal rights under the indenture of any such holder or any holder of a beneficial interest in the debt securities of that series;

•	comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;
•	establish the form or terms of debt securities of any series as permitted by the indenture;
•	secure our obligations in respect of the debt securities of any series;
•
in the case of convertible or exchangeable debt securities of any series, subject to the provisions of the supplemental indenture for that series, to provide for conversion rights, exchange rights and/or repurchase rights of holders of that series in connection with any reclassification or change of our ordinary shares or in the event of any amalgamation, consolidation, merger or sale of all or substantially all of the assets of us or our subsidiaries substantially as an entirety occurs;
•	in the case of convertible or exchangeable debt securities of any series, to reduce the conversion price or exchange price applicable to that series;
•
in the case of convertible or exchangeable debt securities of any series, to increase the conversion rate or exchange ratio in the manner described in the supplemental indenture for that series, provided that the increase will not adversely affect the interests of the holders of that series in any material respect; or

•	any other action to amend or supplement the indenture or the debt securities of any series as described in the prospectus supplement with respect to that series of debt securities.
We and the trustee may not, without the consent of the holder of each outstanding debt security affected thereby:
•	change the final maturity of any debt security;
•	reduce the aggregate principal amount on any debt security;
•	reduce the rate or amend or modify the calculation, or time of payment, of interest, including defaulted interest on any debt security;
•
reduce or alter the method of computation of any amount payable on any debt security upon redemption, prepayment or purchase of any debt security or otherwise alter or waive any of the provisions with respect to the redemption of any debt security, or waive a redemption payment with respect to any debt security;

•	change the currency in which the principal of, or interest or premium, if any, on any debt security is payable;
•
impair the right to institute suit for the enforcement of any payment on any debt security when due, or otherwise make any change in the provisions of the indenture relating to waivers of past defaults or the rights of holders of any debt security to receive payments of principal of, or premium, if any, or interest on any debt security;

•
modify the provisions of the indenture with respect to modification and waiver (including waiver of certain covenants, waiver of a default or event of default in respect of debt securities of any series), except to increase the percentage required for modification or waiver or to provide for the consent of each affected holder;

•
reduce the percentage of principal amount of outstanding debt securities of any series whose holders must consent to an amendment, supplement or waiver of the indenture or the debt securities of that series;

•
impair the rights of holders of debt securities of any series that are exchangeable or convertible to receive payment or delivery of any consideration due upon the conversion or exchange of the debt securities of that series; or

•
any other action to modify or amend the indenture or the debt securities of any series as may be described in the prospectus supplement with respect to that series of debt securities as requiring the consent of each holder affected thereby.

Defeasance
The indenture provides that we will be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of the debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold monies for payment in trust, to pay the principal of and interest, if any, on those debt securities and to compensate, reimburse and indemnify the trustee), upon the deposit with the applicable trustee, in trust, of money and/or U.S. government obligations, which through the payment of interest and principal of the U.S. government obligations in accordance with their terms will provide money in an amount sufficient to pay any installment of principal and premium, if any, and interest, if any, on the debt securities of that series on the stated maturity date thereof in accordance with the terms of the indenture and the debt securities of that series. Also, the establishment of such a trust will be conditioned on the delivery by us to the trustee of an opinion of counsel reasonably satisfactory to the trustee to the effect that, based upon applicable U.S. federal income tax law or a ruling published by the IRS, such a defeasance and discharge will not be deemed, or result in, a taxable event with respect to the holders. For the avoidance of doubt, such an opinion would require a change in current U.S. tax law.
We may also omit to comply with the restrictive covenants, if any, of any particular series of debt securities, other than our covenant to pay the amounts due and owing with respect to that series. Any such omission will not be an event of default with respect to the debt securities of that series, upon the deposit with the applicable trustee, in trust, of money and/or U.S. government obligations, which through the payment of interest and principal of the U.S. government obligations in accordance with their terms will provide money in an amount sufficient to pay any installment of principal and premium, if any, and interest, if any, on the debt securities of that series on the stated maturity date thereof in accordance with the terms of the indenture and the debt securities of that series. Our obligations under the indenture and the debt securities of that series other than with respect to those covenants will remain in full force and effect. Also, the establishment of such a trust will be conditioned on the delivery by us to the trustee of an opinion of counsel to the effect that such a defeasance and discharge will not be deemed, or result in, a taxable event with respect to the holders.
Satisfaction and Discharge
At our option, we may satisfy and discharge the indenture with respect to the debt securities of any series (except for specified obligations of the trustee and ours, including, among others, the obligations to apply money held in trust) when:
•
either (a) all debt securities of that series previously authenticated under the indenture have been delivered to the trustee for cancellation or (b) all debt securities of that series not yet delivered to the trustee for cancellation (i) have become due and payable by reason of the mailing of a notice of redemption or otherwise or (ii) will become due and payable within one year, and we have irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders an amount sufficient to pay and discharge the entire indebtedness on debt securities of that series;

•
no default or event of default with respect to debt securities of that series has occurred or is continuing on the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of any other instrument to which we are bound;

•	we have paid or caused to be paid all other sums payable by us under the indenture and any applicable supplemental indenture with respect to the debt securities of that series;
•
we have delivered irrevocable instructions to the trustee to apply the deposited funds toward the payment of securities of that series at the stated maturity date or the redemption date, as applicable; and

•
we have delivered to the trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent relating to the satisfaction and discharge of the indenture as to that series have been satisfied.

Unclaimed Money
Subject to applicable abandoned property law, if money deposited with the trustee or paying agent for the payment of principal of, premium or accrued and unpaid interest, if any, on debt securities remains unclaimed for two years, the trustee and paying agent will pay the money back to us upon our request. However, the trustee and paying agent have the right to withhold paying the money back to us until they publish in a newspaper of general circulation in The City of New York, or mail to each holder, a notice stating that the money will be paid back to us if unclaimed after a date no less than 30 days from the publication or mailing. After the trustee or paying agent pays the money back to us, holders of debt securities entitled to the money must look to us for payment, subject to applicable law, and all liability of the trustee and the paying agent with respect to the money will cease.

Purchase and Cancellation
The registrar and paying agent will forward to the trustee any debt securities surrendered to them for transfer, exchange or payment, and the trustee will promptly cancel those debt securities in accordance with its customary procedures. We will not issue new debt securities to replace debt securities that we have paid or delivered to the trustee for cancellation or that any holder has converted.
We may, to the extent permitted by law, purchase debt securities in the open market or by tender offer at any price or by private agreement. We may, at our option and to the extent permitted by law, reissue, resell or surrender to the trustee for cancellation any debt securities we purchase in this manner; provided that we not reissue or resell those debt securities if upon reissuance or resale, they would constitute “restricted securities” within the meaning of Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”). Debt securities surrendered to the trustee for cancellation may not be reissued or resold and will be promptly cancelled.
Replacement of Debt Securities
We will replace mutilated, lost, destroyed or stolen debt securities at the holder’s expense upon delivery to the trustee of the mutilated debt securities or evidence of the loss, destruction or theft of the debt securities satisfactory to the trustee and us. In the case of a lost, destroyed or stolen debt security, we or the trustee may require, at the expense of the holder, indemnity satisfactory to us and the trustee.
Book-Entry Issuance
Unless otherwise specified in the applicable prospectus supplement, our debt securities will be book-entry securities that are cleared and settled through the Depository Trust Company (the “DTC”), a securities depositary. Upon issuance, unless otherwise specified in the applicable prospectus supplement, all book-entry securities of the same series will be represented by one or more fully registered global securities. Each global security will be deposited with, or on behalf of, DTC and will be registered in the name of DTC or a nominee of DTC. DTC will thus be the only registered holder of any such securities and will be considered the sole owner of the securities.
Purchasers may only hold interests in the global securities through DTC if they are participants in the DTC system. Purchasers may also hold interests through a securities intermediary – a bank, brokerage house or other institution that maintains securities accounts for customers – that has an account with DTC or its nominee. DTC will maintain accounts showing the securities holdings of its participants, and these participants will in turn maintain accounts showing the securities holdings of their customers. Some of these customers may themselves be securities intermediaries holding securities for their customers. Thus, each beneficial owner of a book-entry security will hold that security indirectly through a hierarchy of intermediaries, with DTC at the “top” and the beneficial owner’s own securities intermediary at the “bottom.”
The securities of each beneficial owner of a book-entry security will be evidenced solely by entries on the books of the beneficial owner’s securities intermediary. The actual purchaser of the securities will generally not be entitled to have the securities represented by the global securities registered in its name and will not be considered the owner. In most cases, a beneficial owner will also not be able to obtain a paper certificate evidencing the holder’s ownership of securities. The book-entry system for holding securities eliminates the need for physical movement of certificates. The laws of some jurisdictions require some purchasers of securities to take physical delivery of their securities in definitive form. These laws may impair the ability to transfer book-entry securities.
Unless otherwise specified in the prospectus supplement with respect to a series of debt securities, the beneficial owner of book-entry securities represented by a global security may exchange the securities for definitive or paper securities only if:
•	DTC is unwilling or unable to continue as depositary for such global security and we are unable to find a qualified replacement for DTC within 90 days;
•	at any time DTC ceases to be a “clearing agency” registered under the Exchange Act and we are unable to find a qualified replacement for DTC within 90 days;
•	we in our sole discretion decide to allow some or all book-entry securities to be exchangeable for definitive securities in registered form; or

•
an event of default has occurred and is continuing under the indenture, and a holder of the securities has requested definitive securities. Any global security that is exchangeable will be exchangeable in whole for definitive securities in registered form with the same terms, and in the case of debt securities, in an equal aggregate principal amount in minimum denominations of $2,000 and whole multiples of $1,000 (unless otherwise specified in the prospectus supplement). Definitive securities will be registered in the name or names of the person or persons specified by DTC in a written instruction to the registrar of the securities. DTC may base its written instruction upon directions it receives from its participants.

In this prospectus and the applicable prospectus supplement, for book-entry securities, references to actions taken by security holders will mean actions taken by DTC upon instructions from its participants, and references to payments and notices of redemption to security holders will mean payments and notices of redemption to DTC as the registered holder of the securities for distribution to participants in accordance with DTC’s procedures.
DTC is a limited-purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the Exchange Act. The rules applicable to DTC and its participants are on file with the SEC.
We and the trustee will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the book-entry securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.
Regarding the Trustee
Wilmington Trust, National Association is the trustee under the indenture. Except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee will exercise such of the rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs. The holders of a majority in principal amount of the then outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. Subject to these provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of debt securities, unless such holder has offered, and if requested, provided, to the trustee security and indemnity satisfactory to the trustee against any loss, liability or expense.
Pursuant and subject to the Trust Indenture Act, the trustee will be permitted to engage in other transactions with us; however, if the trustee acquires any conflicting interest, it would be required to eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Wilmington Trust, National Association is also the trustee under certain indentures related to our senior notes.
No individual liability of directors, officers, employees, incorporators, stockholders or agents
The indenture provides that none of our past, present or future directors, officers, employees, incorporators, stockholders or agents of Tronox in their capacity as such will have any liability for any of our obligations under the debt securities of any series or the indenture. Each holder of debt securities of any series by accepting a debt security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the debt securities. The waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.
Governing law
The indenture is and the debt securities of each series will be governed by, and construed in accordance with, the laws of the State of New York.

SELLING SHAREHOLDERS
We may register our ordinary shares for reoffer or resale by certain selling shareholders. Information about our selling shareholders, when applicable, including their identities, the number of ordinary shares registered and offered on their behalf, their beneficial ownership and their relationship with us will be set forth in a prospectus supplement, in a post-effective amendment or in documents incorporated by reference into this prospectus that we file with the SEC. No selling shareholder shall sell any of our ordinary shares pursuant to this prospectus until we have identified such selling shareholder and the shares being offered for resale by such selling shareholder in a subsequent prospectus supplement or in a post-effective amendment. However, selling shareholders may sell or transfer all or a portion of their ordinary shares pursuant to any available exemption from the registration requirements of the Securities Act. We do not know when or in what amounts the selling shareholders may offer shares for sale under this prospectus and any applicable prospectus supplement. We may pay all or a portion of expenses incurred with respect to the registration of the ordinary shares owned by the selling shareholders, other than underwriting fees, discounts or commissions, which will be borne by the selling shareholders. The shelf registration statement also satisfies Tronox’s obligation pursuant to certain shareholder agreements to make available a path for registering such shareholders’ ordinary shares, though no shareholders have provided notice of an intent to sell their securities as of the date of this prospectus.

PLAN OF DISTRIBUTION
We or the selling shareholder may sell the securities covered by this prospectus from time to time, in one or more or any combination of the following transactions:
•	to or through underwriters or dealers;
•	directly to a limited number of purchasers or to a single purchaser;
•	in “at the market offerings,” within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;
•
through agents, including in a block trade in which a broker-dealer will attempt to sell the offered securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this prospectus; or
•	through any other method permitted by applicable law.
We or the selling shareholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by or borrowed from us, the selling shareholder or others to settle those sales or to close out any related open borrowings of stock and may use securities received from us, the selling shareholder or others in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment to the registration statement of which this prospectus forms a part).
The applicable prospectus supplement will set forth the terms of the offering of the securities covered by this prospectus, including:
•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;
•
the initial public offering price of the securities, if a fixed price offering, and the proceeds to us or the selling shareholder and any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.
Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
Underwriters or the third parties described above may offer and sell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to customary conditions. The underwriters will be obligated to purchase all of the offered securities if they purchase any of the offered securities.
We or the selling shareholder may sell the securities at prices then prevailing or related to the then current market price or at negotiated prices. The offering price of the securities from time to time will be determined by us or the selling shareholder, as applicable, and, at the time of the determination, may be higher or lower than the market price of the securities on any securities exchanges on which the securities may be listed.

We or the selling shareholder may sell the securities through agents from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we or the selling shareholder pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.
We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth any commissions we pay for solicitation of these contracts.
Certain persons participating in this offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, in connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, the underwriters may over-allot and may bid for, and purchase, the securities in the open market.
The selling shareholder and any agents, underwriters and other third parties described above that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We or the selling shareholder may have agreements with the agents, underwriters and those other third parties to indemnify them against specified civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect of those liabilities. Agents, underwriters and those other third parties may engage in transactions with or perform services for us in the ordinary course of their businesses.
To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states absent registration or pursuant to an exemption from applicable state securities laws.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. The SEC maintains an Internet website that contains reports, proxy and information statements and other information regarding issuers, including Tronox, who file electronically with the SEC. The address of that site is www.sec.gov. This reference to the SEC’s website is an inactive textual reference only, and is not a hyperlink. The information contained on the SEC’s website is expressly not incorporated by reference in this prospectus or any accompanying prospectus supplement.
The SEC allows us to “incorporate by reference” information into this prospectus and any accompanying prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus and any accompanying prospectus supplement, except for any information superseded by information contained directly in this prospectus, any accompanying prospectus supplement, any subsequently filed document deemed incorporated by reference or any free writing prospectus prepared by or on behalf of us. This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that we have previously filed with the SEC (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K):
•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 16, 2020;
•
our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 25, 2019 (solely to the extent specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2018);

•	our Current Reports on Form 8-K, filed with the SEC on March 26, 2020 (excluding Items 7.01 and 9.01); and
•	our Current Report on Form 8-K, filed with the SEC on April 23, 2020.
All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering also shall be deemed to be incorporated herein by reference. We are not, however, incorporating by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01).
You can obtain any of the documents listed above from the SEC, through the SEC’s website at the address described above or from Tronox, without cost, by requesting them in writing or telephoning at the following address and telephone number:
Tronox Holdings plc
263 Tresser Boulevard, Suite 1100
Stamford, CT 06901, U.S.A.
Attn: Investor Relations
(203) 705-3800

LEGAL MATTERS
CMS Cameron McKenna Nabarro Olswang LLP will provide opinions regarding the validity of the ordinary shares and preference shares. Cleary Gottlieb Steen & Hamilton LLP will provide opinions regarding the validity of the debt securities. Any underwriters will be advised about legal matters by their own counsel, which will be named in an accompanying prospectus supplement. Certain legal matters with respect to the selling shareholder will be passed upon by their own counsel, which will be named in an accompanying prospectus supplement.

EXPERTS
The financial statements and management's assessment of the effectiveness of internal control over financial reporting of Tronox Holdings plc (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2019 have been so incorporated in reliance on the report (which contains an explanatory paragraph on the effectiveness of internal control over financial reporting due to the exclusion of certain elements of the internal control over financial reporting of the TiO2 business of The National Titanium Dioxide Company Ltd. the registrant acquired during 2019) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

TRONOX HOLDINGS PLC
17,000,000 Ordinary Shares

P R O S P E C T U S   S U P P L E M E N T

Joint Book-Running Managers
J.P. Morgan	BofA Securities	Deutsche Bank Securities	Morgan Stanley
February   , 2021